EXECUTION VERSION Published CUSIP Number: 70334QAK8 Revolving Credit CUSIP Number: 70334QAK6 Term Loan CUSIP Number: 70334QAM4 143736938_6 $700,000,000 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 20, 2021 by and among PATRICK INDUSTRIES, INC., as Borrower, the Lenders referred to herein, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Issuing Lender _____________________________ WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., and KEYBANC CAPITAL MARKETS, INC., as Joint Lead Arrangers and Joint Bookrunners _____________________________ BANK OF AMERICA, N.A., as Syndication Agent _____________________________ KEYBANK NATIONAL ASSOCIATION, FIFTH THIRD BANK, TRUIST BANK, U.S. BANK NATIONAL ASSOCIATION, and CAPITAL ONE, NATIONAL ASSOCIATION, as Co-Documentation Agents

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1
SECTION 1.1	Definitions.	1
SECTION 1.2	Other Definitions and Provisions.	40
SECTION 1.3	Accounting Terms.	40
SECTION 1.4	UCC Terms.	41
SECTION 1.5	Rounding.	41
SECTION 1.6	References to Agreement and Laws.	41
SECTION 1.7	Times of Day.	41
SECTION 1.8	Letter of Credit Amounts.	42
SECTION 1.9	Guaranty Obligations/Earn-Outs.	42
SECTION 1.10	Covenant Compliance Generally.	42
SECTION 1.11	Rates.	42
SECTION 1.12	Division.	43
SECTION 1.13	Limited Condition Acquisition.	43
SECTION 1.14	Classification of Permitted Items.	44
ARTICLE II REVOLVING CREDIT FACILITY		44
SECTION 2.1	Revolving Credit Loans.	44
SECTION 2.2	Swingline Loans.	44
SECTION 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans.	46
SECTION 2.4	Repayment and Prepayment of Revolving Credit and Swingline Loans.	47
SECTION 2.5	Reductions of the Revolving Credit Commitment.	48
SECTION 2.6	Termination of Revolving Credit Facility.	48
ARTICLE III LETTER OF CREDIT FACILITY		48
SECTION 3.1	L/C Commitment.	48
SECTION 3.2	Procedure for Issuance of Letters of Credit	49
SECTION 3.3	Commissions and Other Charges.	50
SECTION 3.4	L/C Participations.	51
SECTION 3.5	Reimbursement.	52
SECTION 3.6	Obligations Absolute.	52
SECTION 3.7	Effect of Letter of Credit Documents.	53
SECTION 3.8	Letter of Credit Amounts.	53
ARTICLE IV TERM LOAN FACILITY		54
SECTION 4.1	Term Loan.	54
SECTION 4.2	Procedure for Advance of Term Loan.	54
SECTION 4.3	Repayment of Term Loan.	54
SECTION 4.4	Prepayments of Term Loan.	54
ARTICLE V GENERAL LOAN PROVISIONS		55
SECTION 5.1	Interest.	55
SECTION 5.2	Notice and Manner of Conversion or Continuation of Loans.	56
SECTION 5.3	Fees.	57

143736938_6

TABLE OF CONTENTS
(continued)

Section		Page
SECTION 5.4	Manner of Payment.	57
SECTION 5.5	Evidence of Indebtedness.	58
SECTION 5.6	Sharing of Payments by Lenders.	58
SECTION 5.7	Administrative Agent's Clawback.	59
SECTION 5.8	Changed Circumstances.	60
SECTION 5.9	Indemnity.	62
SECTION 5.10	Increased Costs.	63
SECTION 5.11	Taxes.	64
SECTION 5.12	Mitigation Obligations; Replacement of Lenders.	67
SECTION 5.13	Incremental Loans.	68
SECTION 5.14	Cash Collateral.	71
SECTION 5.15	Defaulting Lenders.	72
SECTION 5.16	Mandatory Prepayments.	74
SECTION 5.17	Extension Amendments.	75
SECTION 5.18	Refinancing Facilities.	77
ARTICLE VI CONDITIONS OF CLOSING AND BORROWING		78
SECTION 6.1	Conditions to Closing and Initial Extensions of Credit.	78
SECTION 6.2	Conditions to All Extensions of Credit.	81
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		82
SECTION 7.1	Organization; Power; Qualification.	82
SECTION 7.2	Ownership.	82
SECTION 7.3	Authorization; Enforceability.	82
SECTION 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.	83
SECTION 7.5	Compliance with Law; Governmental Approvals.	83
SECTION 7.6	Tax Returns and Payments.	83
SECTION 7.7	Intellectual Property Matters.	83
SECTION 7.8	Environmental Matters.	84
SECTION 7.9	Employee Benefit Matters.	85
SECTION 7.10	Margin Stock.	86
SECTION 7.11	Government Regulation.	86
SECTION 7.12	[Reserved].	86
SECTION 7.13	Employee Relations.	86
SECTION 7.14	[Reserved].	86
SECTION 7.15	Financial Statements.	86
SECTION 7.16	No Material Adverse Change.	86
SECTION 7.17	Solvency.	86
SECTION 7.18	Titles to Properties.	87
SECTION 7.19	Litigation.	87
SECTION 7.20	[Reserved].	87
SECTION 7.21	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.	87
SECTION 7.22	Investment Bankers' and Similar Fees.	87
SECTION 7.23	Disclosure.	87
SECTION 7.24	Senior Indebtedness Status.	88

ii

143736938_6

TABLE OF CONTENTS (continued) Section Page iii 143736938_6 ARTICLE VIII AFFIRMATIVE COVENANTS ....................................................................................... 88 SECTION 8.1 Financial Statements and Budgets. ...................................................................... 88 SECTION 8.2 Certificates; Other Reports. ................................................................................. 89 SECTION 8.3 Notice of Litigation and Other Matters. ............................................................... 90 SECTION 8.4 Preservation of Corporate Existence and Related Matters................................... 91 SECTION 8.5 Maintenance of Property. ..................................................................................... 92 SECTION 8.6 Insurance. ............................................................................................................. 92 SECTION 8.7 Books and Records. ............................................................................................. 92 SECTION 8.8 Payment of Taxes and Other Obligations. ........................................................... 92 SECTION 8.9 Compliance with Laws and Approvals. ............................................................... 92 SECTION 8.10 Environmental Laws. ........................................................................................... 92 SECTION 8.11 Compliance with ERISA. .................................................................................... 92 SECTION 8.12 [Reserved]. ........................................................................................................... 93 SECTION 8.13 Visits and Inspections. ......................................................................................... 93 SECTION 8.14 Additional Subsidiaries. ....................................................................................... 93 SECTION 8.15 [Reserved]. ........................................................................................................... 94 SECTION 8.16 Use of Proceeds. .................................................................................................. 94 SECTION 8.17 Designation of Unrestricted Subsidiaries. ............................................................ 94 SECTION 8.18 Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. .................................................................................................... 95 SECTION 8.19 [Reserved]. ........................................................................................................... 95 SECTION 8.20 Further Assurances. ............................................................................................. 95 SECTION 8.21 Post-Closing Matters............................................................................................ 96 ARTICLE IX NEGATIVE COVENANTS ................................................................................................ 96 SECTION 9.1 Indebtedness. ....................................................................................................... 96 SECTION 9.2 Liens. ................................................................................................................... 99 SECTION 9.3 Investments. ....................................................................................................... 101 SECTION 9.4 Fundamental Changes. ....................................................................................... 102 SECTION 9.5 Asset Dispositions.............................................................................................. 103 SECTION 9.6 Restricted Payments. .......................................................................................... 104 SECTION 9.7 Transactions with Affiliates. .............................................................................. 105 SECTION 9.8 Accounting Changes; Organizational Documents. ............................................ 106 SECTION 9.9 Payments and Modifications of Subordinated Indebtedness. ............................ 106 SECTION 9.10 No Further Negative Pledges; Restrictive Agreements. .................................... 106 SECTION 9.11 Nature of Business. ............................................................................................ 107 SECTION 9.12 [Reserved]. ......................................................................................................... 107 SECTION 9.13 Sale Leasebacks. ................................................................................................ 107 SECTION 9.14 [Reserved]. ......................................................................................................... 107 SECTION 9.15 Financial Covenants. .......................................................................................... 107 SECTION 9.16 [Reserved]. ......................................................................................................... 108 SECTION 9.17 Disposal of Subsidiary Interests. ....................................................................... 108 ARTICLE X DEFAULT AND REMEDIES ............................................................................................ 108 SECTION 10.1 Events of Default. .............................................................................................. 108 SECTION 10.2 Remedies. ........................................................................................................... 110 SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. ........................................ 111

TABLE OF CONTENTS (continued) Section Page iv 143736938_6 SECTION 10.4 Crediting of Payments and Proceeds. ................................................................ 111 SECTION 10.5 Administrative Agent May File Proofs of Claim. .............................................. 112 SECTION 10.6 Credit Bidding.................................................................................................... 113 ARTICLE XI THE ADMINISTRATIVE AGENT .................................................................................. 113 SECTION 11.1 Appointment and Authority. .............................................................................. 113 SECTION 11.2 Rights as a Lender.............................................................................................. 114 SECTION 11.3 Exculpatory Provisions. ..................................................................................... 114 SECTION 11.4 Reliance by the Administrative Agent. .............................................................. 115 SECTION 11.5 Delegation of Duties. ......................................................................................... 115 SECTION 11.6 Resignation of Administrative Agent. ............................................................... 115 SECTION 11.7 Non-Reliance on Administrative Agent and Other Lenders. ............................. 116 SECTION 11.8 No Other Duties, Etc. ......................................................................................... 117 SECTION 11.9 Collateral and Guaranty Matters. ....................................................................... 117 SECTION 11.10 Secured Hedge Obligations and Secured Cash Management Obligations......... 118 SECTION 11.11 Erroneous Payments. ......................................................................................... 118 ARTICLE XII MISCELLANEOUS ......................................................................................................... 120 SECTION 12.1 Notices. .............................................................................................................. 120 SECTION 12.2 Amendments, Waivers and Consents. ............................................................... 122 SECTION 12.3 Expenses; Indemnity. ......................................................................................... 125 SECTION 12.4 Right of Set Off.................................................................................................. 127 SECTION 12.5 Governing Law; Jurisdiction, Etc. ..................................................................... 127 SECTION 12.6 Waiver of Jury Trial. .......................................................................................... 128 SECTION 12.7 Reversal of Payments. ........................................................................................ 130 SECTION 12.8 Injunctive Relief. ............................................................................................... 130 SECTION 12.9 Accounting Matters............................................................................................ 130 SECTION 12.10 Successors and Assigns; Participations. ............................................................ 130 SECTION 12.11 Treatment of Certain Information; Confidentiality. ........................................... 134 SECTION 12.12 Performance of Duties. ...................................................................................... 135 SECTION 12.13 All Powers Coupled with Interest. ..................................................................... 135 SECTION 12.14 Survival. ............................................................................................................. 135 SECTION 12.15 Titles and Captions. ........................................................................................... 135 SECTION 12.16 Severability of Provisions. ................................................................................. 135 SECTION 12.17 Counterparts; Integration; Effectiveness; Electronic Execution. ....................... 136 SECTION 12.18 Term of Agreement. ........................................................................................... 136 SECTION 12.19 USA PATRIOT Act ........................................................................................... 136 SECTION 12.20 Independent Effect of Covenants. ...................................................................... 136 SECTION 12.21 No Advisory or Fiduciary Responsibility. ......................................................... 136 SECTION 12.22 Amendment and Restatement; No Novation. .................................................... 137 SECTION 12.23 Inconsistencies with Other Documents. ............................................................. 137 SECTION 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. ...................................................................................................... 138 SECTION 12.25 Certain ERISA Matters. ..................................................................................... 138 SECTION 12.26 Acknowledgment Regarding Any Supported QFCs. ......................................... 139

v 143736938_6 EXHIBITS Exhibit A-1 - Form of Revolving Credit Note Exhibit A-2 - Form of Swingline Note Exhibit A-3 - Form of Term Loan Note Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Notice of Account Designation Exhibit D - Form of Notice of Prepayment Exhibit E - Form of Notice of Conversion/Continuation Exhibit F - Form of Officer’s Compliance Certificate Exhibit G - Form of Assignment and Assumption SCHEDULES Schedule 1.1 - Existing Letters of Credit Schedule 7.1 - Jurisdictions of Organization and Qualification and Subsidiary Guarantors Schedule 7.2 - Subsidiaries and Capitalization Schedule 8.21 - Post Closing Matters Schedule 9.1 - Existing Indebtedness Schedule 9.2 - Existing Liens Schedule 9.3 - Existing Loans, Advances and Investments Schedule 9.7 - Transactions with Affiliates

143736938_6 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 20, 2021, by and among PATRICK INDUSTRIES, INC., an Indiana corporation (the “Borrower”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof (collectively with the lenders party hereto, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders. STATEMENT OF PURPOSE The Borrower, Administrative Agent and the Lenders are currently party to that certain Third Amended and Restated Credit Agreement, dated as of September 17, 2019 (as amended prior to the date hereof, the “Existing Credit Agreement”). The Borrower, the other Credit Parties, Administrative Agent and the Lenders have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re- evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower and the other Credit Parties outstanding thereunder, which shall be payable in accordance with the terms hereof. It is also the intent of the Credit Parties to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows: ARTICLE I DEFINITIONS SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below: “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

2 143736938_6 “Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor or permitted assignee thereto appointed pursuant to Section 11.6 or Section 12.10, as applicable. “Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c). “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto. “Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time. “Announcements” has the meaning assigned thereto in Section 1.11. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder. “Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules in any jurisdiction in which the Borrower or any of its Subsidiaries or Affiliates is located or is doing business that are applicable to the Borrower or any of its Subsidiaries and that relate to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959). “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators. “Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Net Leverage Ratio:

3 143736938_6 Pricing Level Consolidated Total Net Leverage Ratio Commitment Fee LIBOR + Base Rate + I Greater than or equal to 2.50 to 1.00 0.225% 1.75% 0.75% II Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00 0.20% 1.50% 0.50% III Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00 0.175% 1.25% 0.25% IV Less than 1.50 to 1.00 0.15% 1.00% 0.00% The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) the Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower; provided that (a) the Applicable Margin shall be based on Pricing Level II until the Calculation Date for the first full fiscal quarter following the Closing Date, and thereafter the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued. Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Net Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(c) and 10.2 nor any of their other rights under this Agreement. The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 5.13.

4 143736938_6 “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arrangers” means Wells Fargo Securities, LLC, BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), and KeyBanc Capital Markets Inc. in their capacity as joint lead arrangers and joint bookrunners. “Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests) by any Credit Party or any Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Subsidiary of the Borrower to any Person that is not a Credit Party or any Subsidiary thereof. The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer) and (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent. “Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of “Interest Period” pursuant to Section 5.8(c)(iv). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or

5 143736938_6 rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, (c) LIBOR for an Interest Period of one month plus 1.00%, and (d) 0.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate, or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). “Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a). “Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.8(c). “Benchmark Replacement” means, for any Available Tenor, (a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Hedge Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(1) for such Benchmark Transition Event or Early Opt-in Election, as applicable; (2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment; (3) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or (b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; provided that, (i) in the case of clause (a)(1), if the Administrative Agent reasonably decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed

6 143736938_6 unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark; (2) for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and (3) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate; provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 5.8(c)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the

7 143736938_6 Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; (c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 5.8(c)(i)(B); or (d) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt- in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

8 143736938_6 (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c). “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” has the meaning assigned thereto in the introductory paragraph hereto. “Borrower Materials” has the meaning assigned thereto in Section 8.2. “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Indianapolis, Indiana and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

9 143736938_6 “Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin. “Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis, for any period, the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a Consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP, but excluding in each case any such expenditures (i) made to restore, replace, rebuild, develop, maintain, improve or upgrade property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation or similar awards (or payments in lieu thereof) or damage recovery proceeds or other settlements relating to any damage, loss, destruction or condemnation of such property (ii) constituting reinvestment of the Net Cash Proceeds of any Asset Disposition, (iii) made by Borrower or any Restricted Subsidiary as payment of the consideration for any Acquisition (including any property, plant and equipment obtained as a part thereof) and (iv) constituting the purchase price of equipment that is purchased simultaneously with the trade in or sale of existing equipment. “Capital Lease” means a lease under which any Capital Lease Obligations arise. “Capital Lease Obligations” of any Person, subject to Section 1.3, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed or insured by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the acquisition thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 , (d) repurchase obligations for underlying securities of the types referred to in clauses (a) and (c) above entered into by any Person with a commercial bank described in clause (c) above (including any of the Lenders); (e) marketable short-term money market and similar securities having a rating of A-1 or better from S&P or P-1 or better from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, maturing within 12 months after the date of creation thereof; (f) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings

10 143736938_6 obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition; (g) (i) euro, or any national currency of any participating member of the European Monetary Union or (ii) in the case of any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business, and (h) shares of any money market mutual fund that has (i) at least ninety-five percent (95%) of its assets invested in the types of investments referred to in clauses (a) through (g) above and United States dollars, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency). “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements. “Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Cash Management Agreement, in each case in its capacity as a party to such Cash Management Agreement. “Change in Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 40% of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of Borrower; or (b) there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Equity Interests in excess of $50,000,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a “Change in Law”, regardless of the date

11 143736938_6 enacted, adopted or issued, and (iii) any change in the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, or the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement, shall be deemed to be a “Change in Law”, regardless of the date enacted. “Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment, a Term Loan Commitment or any other commitment. “Closing Date” means the date of this Agreement. “Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder. “Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents. “Collateral Agreement” means the Third Amended and Restated Security Agreement dated as of the Closing Date, among the Credit Parties and the Administrative Agent, for the ratable benefit of the Secured Parties. “Commitment Fee” has the meaning assigned thereto in Section 5.3(a). “Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable. “Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes “Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP. “Consolidated Adjusted EBITDA” means, for any period, Consolidated EBITDA for the Borrower and its Subsidiaries adjusted on a Pro Forma Basis. “Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income, profits, and franchise taxes paid or accrued during such period, (ii) Consolidated Interest Expense for such period, (iii) amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), depreciation and other non-cash charges for such period (including non-cash impairment charges except to the extent that such non-cash charges are amounts accrued or reserved for cash charges to be taken in the future or amortization of prepaid cash charges that

12 143736938_6 was paid in a prior period, but including, for the avoidance of doubt, non-cash compensation expense incurred in connection with any issuance of Equity Interests to or repurchase of Equity Interests from a current or former officer, director or employee of the Borrower or any Subsidiary and non-cash restructuring charges or reserves), (iv) extraordinary, non-recurring or unusual charges or losses during such period, (v) Transaction Costs (to the extent not capitalized), (vi) the write-off of deferred financing fees and the payment of any prepayment or redemption premium in respect of existing Indebtedness, (vii) restructuring charges, (viii) Pro Forma Cost Savings, (ix) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs, or any one-time costs incurred in connection with acquisitions and Investments (including travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), restructuring costs (including recruiting costs and employee severance), management transaction costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel) and costs related to the closure and/or consolidation of facilities and the portion of any earn-out, non-compete payments relating to such period or other contingent purchase price obligations and adjustments thereof and purchase price adjustments to the extent such payment is permitted to be paid pursuant to this Agreement and is deducted from net income under GAAP, and (x) cash dividends on any series of preferred stock or Disqualified Equity Interests for such period; provided that the aggregate amount added to Consolidated EBITDA pursuant to the foregoing clauses (viii) and (ix) for any period of four (4) consecutive fiscal quarters shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (determined after giving effect to any such addbacks) less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income (ii) any extraordinary gains and (iii) non-cash gains and non- cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business. “Consolidated Fixed Charge Coverage Ratio” means, for any date of determination, the ratio of: (a)(i) Consolidated EBITDA, minus (ii) Restricted Payments permitted pursuant to Section 9.6 and paid in cash, minus (iii) all federal, state and local income Taxes paid in cash, minus (iv) Capital Expenditures (not financed through a Debt Issuance (other than Revolving Credit Loans) or Equity Issuance), in each case for the period of four (4) consecutive fiscal quarters ending immediately on or prior to such date, to (b) Consolidated Fixed Charges for the period of four (4) consecutive fiscal quarters ending immediately on or prior to such date. “Consolidated Fixed Charges” means, for any period, the sum of the following determined on a Consolidated basis for such period, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Interest Expense and (b) scheduled principal payments with respect to Indebtedness (for the avoidance of doubt, excluding the payment of the Borrower’s existing Convertible Notes due 2023 due on the maturity date thereof). “Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Borrower and its Restricted Subsidiaries in accordance with GAAP, cash interest expense (including cash interest expense attributable to Capital Lease Obligations and Synthetic Leases and all net payment obligations pursuant to Hedge Agreements) for such period, but excluding, however, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense, the amortization of original issue discount resulting from Indebtedness below par and any other amounts of non-cash interest, (b) any non-cash interest expense

13 143736938_6 attributable to the mark-to-market valuation of obligations pursuant to Hedge Agreements, (c) any one-time cash costs associated with breakage costs in respect of Hedge Agreements and (d) premiums or fees associated with the early repayment of Indebtedness (including prepayment of outstanding Indebtedness on the Closing Date). “Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Restricted Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Unrestricted Subsidiary or any Person (other than a Restricted Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Restricted Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Restricted Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Restricted Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary to the Borrower or any of its Restricted Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes, (d) any gain or loss from Asset Dispositions of the Borrower or any Restricted Subsidiaries during such period and (e) the cumulative effect of a change in accounting principles. “Consolidated Secured Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness as of such date of the type described in clauses (a), (b) (but with respect to any Seller Contingent Consideration only to the extent such obligation is no longer contingent, due and payable and not paid within three (3) Business Days of when due), (c), (e), (f) (limited to the amounts thereunder that have been drawn and not reimbursed), (g) and (k) (but only to the extent relating to the foregoing clauses) of the definition of “Indebtedness” secured by a Lien on any Property of the Borrower and its Subsidiaries. “Consolidated Secured Net Leverage Ratio” means, as of any date of determination, as the ratio of (a) Consolidated Secured Indebtedness on such date minus unencumbered cash and Cash Equivalents included in the Consolidated balance sheet of the Borrower and its Subsidiaries in an amount not to exceed $200,000,000, to (b) Consolidated Adjusted EBITDA, for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date. Notwithstanding the foregoing, for any date of determination that is the last day of any fiscal quarter of any Fiscal Year of the Borrower, Consolidated Secured Net Leverage Ratio means, as of such date of determination, the ratio of (a) Consolidated Secured Indebtedness on the date which is two days after the last day of such fiscal quarter to (b) Consolidated Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date. “Consolidated Total Assets” means all assets of the Borrower and its Restricted Subsidiaries that would be reflected on their respective balance sheets, in each case, prepared in accordance with GAAP opposite the caption “total assets” (or any like caption), as of the recent fiscal quarter then ended for which financial statements have been provided to the Administrative Agent in accordance with Section 8.1, on a Consolidated basis,. “Consolidated Total Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness as

14 143736938_6 of such date of the type described in clauses (a), (b) (but with respect to any Seller Contingent Consideration only to the extent such obligation is no longer contingent, due and payable and not paid within three (3) Business Days of when due), (c), (e), (f) (limited to the amounts thereunder that have been drawn and not reimbursed), (g) and (k) (but only to the extent relating to the foregoing clauses) of the definition of “Indebtedness” of the Borrower and its Subsidiaries; provided that, “Consolidated Total Indebtedness” shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions. “Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date minus unencumbered cash and Cash Equivalents included in the Consolidated balance sheet of the Borrower and its Subsidiaries in an amount not to exceed $200,000,000 to (b) Consolidated Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date. Notwithstanding the foregoing, for any date of determination that is the last day of any fiscal quarter of any Fiscal Year of the Borrower, Consolidated Total Net Leverage Ratio means, as of such date of determination, the ratio of (a) Consolidated Total Indebtedness on the date which is two days after the last day of such fiscal quarter to (b) Consolidated Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date. “Credit Agreement Refinancing Indebtedness” has the meaning assigned thereto in Section 5.18(a). “Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility. “Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Restricted Subsidiaries. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default. “Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans or the Term Loan or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the

15 143736938_6 Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender. “Disqualified Equity Interests” means, with respect to any Person, any Equity Interests that of such Person, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Term Loan Maturity Date; provided, that if such Equity Interests is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Dividing Person” has the meaning assigned to it in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

16 143736938_6 “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States. “Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States, but excluding any First Tier Foreign Subsidiary organized under the laws of any political subdivision of the United States. “Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders. “EBITDA” means, for any period, the sum of the following, without duplication, for any Domestic Subsidiary of the Borrower in accordance with GAAP: (a) net income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining net income for such period: (i) income and franchise taxes paid or accrued during such period, (ii) interest expense for such period, (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses and non- recurring charges during such period, (v) transaction costs (to the extent not capitalized) acceptable to the Administrative Agent, (vi) the write-off of deferred financing fees and the payment of any prepayment or redemption premium in respect of existing Indebtedness and (vii) restructuring charges, less (c) the sum of the following, without duplication, to the extent included in determining net income for such period: (i) interest income (ii) any extraordinary gains and (iii) non-cash gains and non-cash items increasing net income. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having

17 143736938_6 responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.10(b)(iii)). “Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written allegations, notices of noncompliance or violation, governmental investigations or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health from exposure to Hazardous Materials or the environment. “Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, written interpretations and orders of courts or Governmental Authorities, relating to the protection of human health from exposure to Hazardous Materials or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. “Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing. “Equity Issuance” means (a) any issuance by the Borrower of shares of its Equity Interests to any Person that is not a Credit Party (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Subsidiary thereof. The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance. “ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time. “ERISA Affiliate” means any Person who together with any Credit Party or any of its Restricted Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. “Erroneous Payment” has the meaning assigned to it in Section 11.11(a).

18 143736938_6 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time. “Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the FRB (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City. “Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied. “Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.). “Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) a captive insurance Subsidiary or other bankruptcy remote special purpose entity designated by the Borrower and permitted hereunder, (c) any Subsidiary that is a not-for-profit entity so long as such Subsidiary continues to be a not-for-profit entity, (d) any Subsidiary to the extent (and for so long as) a Guarantee by such Subsidiary of the Secured Obligations, (A) would be prohibited by Applicable Law, (B) would require Governmental Approvals (unless such Governmental Approval has been received), (C) would be prohibited by contractual obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof), or (D) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences (including any adverse tax consequences) of obtaining a Guarantee shall outweigh the benefits to the Lenders therefrom, (e) any Unrestricted Subsidiary, (f) any direct or indirect Domestic Subsidiary of a direct or indirect First Tier Foreign Subsidiary or Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957(a) of Code, as amended, (g) any FSHCO Subsidiary and (h) any non-Wholly owned Subsidiary to the extent (and for so long as) the aggregate amount of Investments in all such non- Wholly owned Subsidiaries excluded by this clause (h) does not exceed $40,000,000 at any time outstanding. “Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under any Subsidiary Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political

19 143736938_6 subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11and (d) any United States federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” has the meaning assigned thereto in the Statement of Purpose above. “Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1. “Extension” has the meaning assigned thereto in Section 5.17(a). “Extension Amendment” has the meaning assigned thereto in Section 5.17(a). “Extension Offer” has the meaning assigned thereto in Section 5.17(a). “Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding, and (iv) the aggregate principal amount of the Term Loan made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “FDIC” means the Federal Deposit Insurance Corporation. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, “Federal Funds Rate” means, for such day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided further that if such rate is less than zero, the Federal Funds Rate shall be deemed to be zero for the purposes of this Agreement. “Fee Letters” means (a) the separate engagement letter agreement dated April 8, 2021, by and between the Borrower and Wells Fargo Securities, LLC and (b) any such other fee letter agreements entered into by Borrower and any other Arrangers prior to the Closing Date.

20 143736938_6 “Financial Covenant Increase Option” means the option of the Borrower, after the consummation of any Permitted Acquisition or series of Permitted Acquisitions occurring within any consecutive twelve (12) month period having aggregate consideration (including, without limitation, cash, Cash Equivalents, Equity Interests, earn-outs, holdbacks and other deferred payment obligations) in excess of $100,000,000 or more, to elect, for the first fiscal quarter ending following such Permitted Acquisition or series of Permitted Acquisitions, to increase the maximum Consolidated Secured Net Leverage Ratio pursuant to Section 9.15(a) solely (x) with respect to a Permitted Acquisition that is not a Limited Condition Acquisition (or series of related Permitted Acquisitions that does not include a Limited Condition Acquisition), for the fiscal quarter during which such Permitted Acquisition or the last of such series of Permitted Acquisitions is consummated and the three (3) consecutive fiscal quarters ending thereafter or (y) with respect to a Permitted Acquisition that is a Limited Condition Acquisition (or series of related Permitted Acquisitions that includes a Limited Condition Acquisition), for purposes of determining pro forma covenant compliance with Section 9.15(a) at the time definitive purchase agreement, merger agreement or other acquisition agreement governing the Permitted Acquisition is executed, the fiscal quarter during which such Permitted Acquisition or the last of such series of Permitted Acquisitions is consummated and the three (3) consecutive fiscal quarters ending thereafter; provided that at any time during which a Financial Covenant Increase Option is in effect, the Borrower may choose to terminate such Financial Covenant Increase Option prior to delivery of financial statements pursuant to Section 8.1 for such fiscal quarter. Notwithstanding the foregoing, upon the exercise by the Borrower of any Financial Covenant Increase Option, the Borrower shall not be permitted to exercise a subsequent Financial Covenant Increase Option until the Borrower has been in compliance with the Consolidated Secured Net Leverage Ratio set forth in Section 9.15(a) (without regard to the Financial Covenant Increase Option) for the number of quarterly measurement periods equal to the number of quarterly measurement periods that the immediately preceding Financial Covenant Increase Option was in effect. “First Tier Foreign Subsidiary” means (i) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Credit Party and (ii) any FSHCO Subsidiary. “Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31. “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means: (a) in the case of a Defaulting Lender: (i) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof; or

21 143736938_6 (b) in all other contexts: (i) with respect to any Issuing Lender, the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations which have been Cash Collateralized in accordance with the terms hereof and (ii) with respect to the Swingline Lender, the outstanding Swingline Loans other than Swingline Loans which have been Cash Collateralized in accordance with the terms hereof. “FSHCO Subsidiary” means any Restricted Subsidiary whose only material assets are Equity Interests of a Foreign Subsidiary. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with, or issued by, any Governmental Authorities. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank). “Guaranty Obligation” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit, in each case, in the ordinary course of business, or customary and reasonable indemnity obligations in connection with any disposition of assets permitted under this Agreement (other than any such obligations with respect to Indebtedness). “Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of

22 143736938_6 which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time. “Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, or (c) was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and party to a Hedge Agreement immediately prior to the Closing Date, in each case in its capacity as a party to such Hedge Agreement. “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender). “Increased Amount Date” has the meaning assigned thereto in Section 5.13. “Incremental Amendment” has the meaning assigned thereto in Section 5.13(f). “Incremental Equivalent Debt” has the meaning assigned thereto in Section 9.1(r). “Incremental Facilities Limit” means an aggregate principal amount for all Incremental Loans and Incremental Equivalent Debt (solely to the extent such Incremental Equivalent Debt has been issued in lieu of Incremental Term Loans) not to exceed (A) the greater of (x) $250,000,000 and (y) 100% of Consolidated EBITDA as of the Closing Date plus (B) the amount of additional Indebtedness that would not cause the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such additional Indebtedness (and assuming that the Incremental Loan Commitments are fully drawn) and any Acquisition or other action to be consummated using the proceeds of such additional Indebtedness without netting the proceeds thereof) to exceed 1.75 to 1.00 (the “Secured Incremental Leverage Test”), plus (C) an amount equal to all voluntary prepayments of the Term Loans, any Incremental

23 143736938_6 Equivalent Debt and permanent reductions of the Revolving Credit Commitments, in each case, to the extent not funded with proceeds of Indebtedness; provided that, for the avoidance of doubt, (1) if the Secured Incremental Leverage Test is achieved, then, at the election of the Borrower, any Incremental Loan or Incremental Equivalent Debt may be incurred under clause (B) above regardless of whether there is any capacity under clause (A) and/or clause (C) above and (2) any portion of any Incremental Loans or Incremental Equivalent Debt incurred in reliance on clause (A) and/or clause (C) above shall, as the Borrower may elect from time to time, be reclassified as having been incurred under clause (B) above, if the Secured Incremental Leverage Test at the time of such election is met on a Pro Forma Basis. For purposes of calculating the Secured Incremental Leverage Test, all Incremental Equivalent Debt shall be deemed to be Indebtedness secured by a Lien on any Property of the Borrower and its Restricted Subsidiaries (whether or not such Incremental Equivalent Debt is in fact so secured). “Incremental Lender” has the meaning assigned thereto in Section 5.13. “Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13(a)(ii). “Incremental Loans” has the meaning assigned thereto in Section 5.13(a)(ii). “Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13. “Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.13. “Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i). “Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a)(i). “Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following: (a) all liabilities, obligations and indebtedness of such Person for borrowed money including obligations of such Person evidenced by bonds, debentures, notes or other similar instruments of any such Person (including Permitted Convertible Indebtedness); (b) all obligations of such Person to pay the deferred purchase price of property or services of any such Person, except: (i) operating leases, licenses, trade payables, and accrued liabilities, in each case arising in the ordinary course of business and repayable in accordance with customary trade practices, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person, (ii) deferred compensation payable to directors, officers and employees of the Borrower or any Subsidiary so long as such compensation: (A) is incurred in the ordinary course of business and pursuant to any incentive compensation plan adopted by the board of directors of the Borrower in the ordinary course of business; and (B) is not evidenced by a note or similar written instrument (other than such incentive compensation plan’s governing documentation or any grant notices issued thereunder); (iii) any purchase price adjustment, earn-out, holdback or deferred payment of a similar nature incurred in connection with an acquisition or disposition (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition or disposition) (“Seller Contingent Consideration”), until such obligation is reflected on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP and is determinable and not contingent, (iv) Indebtedness that has been defeased and/or discharged in accordance with its terms, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance and/or discharge) have been irrevocably deposited with a trustee for the

24 143736938_6 benefit of the relevant holders of such Indebtedness, and (v) obligations in respect of non-competition agreements or similar arrangements; (c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and obligations in respect of Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person; (g) all obligations of any such Person in respect of Disqualified Equity Interests; (h) all outstanding payment obligations with respect to Synthetic Leases; (i) the outstanding attributed principal amount under any asset securitization program; (j) all net obligations of such Person under any Hedge Agreements; and (k) all Guaranty Obligations of any such Person with respect to any of the foregoing. provided, however, that “Indebtedness” shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non- recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the assets securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date and (y) the amount of such Indebtedness as of such date. The amount of obligations in respect of any Disqualified Equity Interests shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due. For the purposes of this Agreement, the amount of any Indebtedness shall include the initial principal amount of any Permitted Convertible Indebtedness, plus any increases thereon, minus only actual principal payments made in cash by the Borrower, and not any non-cash reductions that may be allowable under GAAP for balance sheet or other purposes.

25 143736938_6 “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes. “Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 4.1. “Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property. “Interest Period” has the meaning assigned thereto in Section 5.1(b). “Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act (49 U.S.C. App. § 1 et seq.). “Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.). “Investments” has the meaning assigned thereto in Section 9.3. “IRS” means the United States Internal Revenue Service, or any successor thereto. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time). “Issuing Lender” means with respect to Letters of Credit issued hereunder on or after the Closing Date, and with respect to the Existing Letters of Credit, Wells Fargo, in its capacity as issuer thereof, or any successor thereto. “L/C Commitment” means the lesser of (a) $35,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. “L/C Facility” means the letter of credit facility established pursuant to Article III. “L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5. “L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender. “Lender” has the meaning assigned thereto in the introductory paragraph hereto. “Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

26 143736938_6 “Letter of Credit Application” means an application requesting such Issuing Lender to issue a Letter of Credit and a reimbursement agreement, in each case in the form specified by the applicable Issuing Lender from time to time. “Letter of Credit Documents” means with respect to any Letter of Credit, such Letter of Credit, the Letter of Credit Application, a letter of credit agreement or reimbursement agreement and any other document, agreement and instrument required by the applicable Issuing Lender and relating to such Letter of Credit, in each case in the form specified by the applicable Issuing Lender from time to time. “Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit. “LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 5.8(c), (a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and (b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement. “LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1% so long as any Swap Obligation referencing such rounding remains outstanding) determined by the Administrative Agent pursuant to the following formula:

27 143736938_6 LIBOR Rate = LIBOR 1.00-Eurodollar Reserve Percentage Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a). “Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligations or other title retention agreement relating to such asset. “Limited Condition Acquisition” means any Permitted Acquisition or other Investment permitted under Section 9.3 that is not conditioned on the availability of, or on obtaining, third-party financing. “Limited Condition Transaction” has the meaning ascribed to such term in Section 1.13 hereof. “Liquidity” means Revolving Credit Availability, plus unencumbered cash or Cash Equivalents. “Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Documents, the Security Documents, the Fee Letters, any Subsidiary Guaranty Agreements, any Incremental Amendment, any Refinancing Amendment, any Extension Amendment and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Restricted Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time. “Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans, and “Loan” means any of such Loans. “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market. “Material Adverse Effect” means, with respect to the Borrower and its Subsidiaries, (a) a material adverse effect on the properties, business, operations or financial condition of such Persons, taken as a whole, (b) a material impairment of the ability of such Persons, taken as a whole, to perform their material obligations under the Loan Documents, (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (d) an impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party as a result of an action or failure to act on the part of such Credit Party. “Material Contract” means any other contract or agreement, written or oral, of any Credit Party or any of its Restricted Subsidiaries, the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect. “Material Domestic Subsidiary” means each existing and subsequently acquired or formed direct and indirect Domestic Subsidiary of the Borrower (i) with individual assets valued in excess of 10% of the

28 143736938_6 Consolidated Total Assets, or with EBITDA which exceeds 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries, or (ii) when combined with all other Domestic Subsidiaries of the Borrower which have not guaranteed the Secured Obligations, with combined assets valued in excess of 20% of the Consolidated Total Assets, or with a combined EBITDA which exceeds 20% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries; provided that, for the avoidance of doubt, no Excluded Subsidiary shall be required to be a Material Domestic Subsidiary. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender at such time in their sole discretion. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years, or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise). “Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable fees, commissions and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Asset Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Credit Party or any of its Restricted Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom less all reasonable underwriting and other fees, commissions and expenses incurred in connection therewith. “Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver, consent or termination of any Loan Document pursuant to Section 5.17, 5.18, or 12.2, as applicable, that requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

29 143736938_6 “Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor. “Notes” means the collective reference to the Revolving Credit Notes, the Term Loan Notes and the Swingline Note. “Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b). “Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a). “Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2. “Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c). “Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including reasonable and documented attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Restricted Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that any obligations under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case, shall not constitute Obligations. “OFAC” means The Office of Foreign Asset Control of the U.S. Department of the Treasury. “Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F. “Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12). “Participant” has the meaning assigned thereto in Section 12.10(d).

30 143736938_6 “PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency. “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate, (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates or (c) any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise). “Permitted Acquisition” means any Acquisition if, at the time of and immediately after giving effect thereto (and subject to Section 1.13 in the case of a Limited Condition Acquisition), (a) no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, (b) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 8.14 shall have been taken (or will be taken within the time periods set forth in Section 8.14), (d) the Borrower and its Restricted Subsidiaries are in compliance on a Pro Forma Basis, after giving effect to such Acquisition, with the covenants contained in Section 9.15 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such Acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms and giving effect to any Financial Covenant Increase Option, if applicable) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $100,000,000, the Borrower shall, at least three (3) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the consummation of such Acquisition, have delivered to the Administrative Agent an Officer’s Compliance Certificate to such effect, together with all relevant financial information, statements and projections reasonably requested by the Administrative Agent and (e) in the case of a merger and/or consolidation involving the Borrower or a Restricted Subsidiary, the Borrower or such Restricted Subsidiary is the surviving entity of such merger and/or consolidation. “Permitted Bond Hedge Transactions” means one or more call or capped call option transactions (or substantively equivalent derivative transactions) on the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by the Borrower from one or more financial institutions in connection with the issuance of any Permitted Convertible Indebtedness. “Permitted Call Spread Transactions” means any Permitted Bond Hedge Transactions and any Permitted Warrant Transactions. “Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower. “Permitted Investors” means, collectively, the Persons who hold the Equity Interests of the Borrower on the Closing Date. “Permitted Liens” means the Liens permitted pursuant to Section 9.2.

31 143736938_6 “Permitted Notes” means (i) the 7.50% Senior Notes due 2027, issued by the Borrower on September 17, 2019 pursuant to the Permitted Notes Indenture in an aggregate outstanding principal amount not to exceed $300,000,000 and (ii) the 4.750% Senior Unsecured Notes due 2029, to be issued by the Borrower on the Closing Date pursuant to the Permitted Notes Indenture in an aggregate outstanding principal amount not to exceed $350,000,000; provided that the aggregate outstanding principal amount of Permitted Notes shall not exceed $650,000,000 at any time. “Permitted Notes Indenture” means (i) the Indenture, dated as of September 17, 2019, among the Borrower, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee, and (ii) the Indenture, dated as of the Closing Date, among the Borrower, as issuer, the Guarantors and U.S. Bank National Association, as trustee, which collectively govern the Permitted Notes. “Permitted Sale Leaseback Transactions” means sales by the Borrower or a Restricted Subsidiary of interests in real property to a third party or parties, which real property interests are then leased back to the Borrower or such Restricted Subsidiary and which the Borrower or such Restricted Subsidiary intends to use for substantially the same purpose as used prior to the initial transfer, provided that for any such sale leaseback transaction (or series of related sale leaseback transactions), the aggregate fair market value of the real property interests transferred together with the real property interests transferred in all sale leaseback transactions consummated after the Closing Date does not exceed $50,000,000. “Permitted Warrant Transactions” means any call option or warrant transactions (or substantively equivalent derivative transactions) on the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) sold by the Borrower to one or more financial institutions substantially concurrently with any purchase by the Borrower of one or more related Permitted Bond Hedge Transactions. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system. “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. “Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions (or any Acquisitions consummated prior to the Closing Date) that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact). Pro forma adjustments for cost savings may be applied to any financial covenant or related definitions to the extent that such adjustments would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933 and subject to the limitations set forth in the definition of Consolidated

32 143736938_6 EBITDA, such other cost savings and expenses as may be determined in good faith by the Borrower, as if such cost savings or expenses were realized on the first day of the respective period; provided that the foregoing pro forma adjustment for cost savings shall be without duplication of any cost savings or additional costs that are already included in the calculation of Consolidated EBITDA. “Pro Forma Cost Savings” means, without duplication, with respect to any four-quarter period, the amount of annual “run rate” cost savings, operating expense reductions and synergies related to Acquisitions and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar transactions or initiatives consummated that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within eighteen (18) months after such Acquisition and other merger, business combination, acquisition, divestiture, restructuring, cost savings initiative and other similar transaction or initiative is consummated, net of the amount of actual benefits realized during such period from such actions; provided that (A) Pro Forma Cost Savings described in the preceding sentence shall be detailed in a certificate delivered to the Administrative Agent from the Borrower’s chief financial officer that outlines the specific actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken and other “run rate” cost savings, operating expense reductions and synergies achieved or to be achieved from each such action and certifies that such “run rate” cost savings, operating expense reductions and synergies meet the criteria set forth in the preceding sentence, and (B) no “run rate” cost savings, operating expense reductions and synergies shall be added pursuant to this defined term to the extent duplicative of any expense or charges otherwise added to or included in Consolidated EBITDA, whether a pro forma adjustment or otherwise, for such four-quarter period. “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lenders” has the meaning assigned thereto in Section 8.2. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion. “Refinanced Debt” has the meaning assigned thereto in Section 5.18(a). “Refinancing Amendment” has the meaning assigned thereto in Section 5.18(a). “Register” has the meaning assigned thereto in Section 12.10(c). “Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

33 143736938_6 “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto. “Required Lenders” means, at any date, any combination of Lenders holding more than 50% of the aggregate amount of the Total Credit Exposures of all Lenders; provided, however, that the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that if there is more than one Lender who is not a Defaulting Lender, the number of “Required Lenders” shall never be less than two (2). “Required Revolving Credit Lenders” means, at any date, any combination of Revolving Credit Lenders holding more than 50% of the sum of the aggregate amount of the Revolving Credit Commitment or, if the Revolving Credit Commitment has been terminated, any combination of Revolving Credit Lenders holding more than 50% of the aggregate Extensions of Credit under the Revolving Credit Facility; provided, however, that the Revolving Credit Commitment of, and the portion of the Extensions of Credit under the Revolving Credit Facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders; provided further that if there is more than one Lender who is not a Defaulting Lender, the number of “Required Revolving Credit Lenders” shall never be less than two (2). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower or such Person and reasonably acceptable to the Administrative Agent, provided that, to the extent reasonably requested by the Administrative Agent in connection with the execution of any Loan Documents by such Responsible Officer, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer executing Loan Documents to the extent not previously provided by such Person. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. “Restricted Payment” has the meaning assigned thereto in Section 9.6. “Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. “Revolving Credit Availability” means, at any date, the aggregate Revolving Credit Commitment of all Revolving Credit Lenders, minus the aggregate Revolving Credit Outstandings of all Revolving Credit Lenders. “Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations, and Swingline Loans for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the

34 143736938_6 terms hereof (including Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date shall be $550,000,000. “Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. “Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time. “Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.13). “Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment or if the Revolving Credit Commitment has been terminated, all Lenders having Revolving Credit Exposure. “Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires. “Revolving Credit Maturity Date” means the earliest to occur of (a) April 20, 2026, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a). “Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. “S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto. “Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

35 143736938_6 “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program. “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Extensions of Credit will be used, or (c) from which repayment of the Extensions of Credit will be derived. “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Cash Management Agreement” means (a) any Cash Management Agreement in effect on the Closing Date between or among any Credit Party and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Cash Management Agreement entered into after the Closing Date between or among any Credit Party and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Cash Management Agreement is entered into. “Secured Cash Management Obligations” means all existing or future payment and other obligations owing by any Credit Party under any Secured Cash Management Agreement. “Secured Hedge Agreement” means (a) any Hedge Agreement in effect on the Closing Date between or among any Credit Party and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date, (b) any Hedge Agreement entered into after the Closing Date between or among any Credit Party and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Hedge Agreement is entered into or (c) any Hedge Agreement in effect on the Closing Date between or among any Credit Party and a counterparty that (i) was a “Lender” or (ii) an Affiliate of a “Lender” under the Existing Credit Agreement immediately prior to the Closing Date; provided, however, that any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case, shall not constitute a Secured Hedge Agreement. “Secured Hedge Obligations” means all existing or future payment and other obligations owing by any Credit Party under any Secured Hedge Agreement; provided that the “Secured Hedge Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party. “Secured Obligations” means, collectively, (a) the Obligations, (b) any Secured Hedge Obligations and (c) any Secured Cash Management Obligations.

36 143736938_6 “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns. “Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.). “Security Documents” means the collective reference to the Collateral Agreement, the Subsidiary Guaranty Agreement, and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Disposition” means any disposition of all or substantially all of the assets or Equity Interests of any Restricted Subsidiary of the Borrower or any division, business unit, product line or line of business. “Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition or any other acquisition made with the consent of the Required Lenders, (c) the Transactions and (d) any Restricted Payment made in reliance on clause (d) of Section 9.6. “Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent. “Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective

37 143736938_6 of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower. “Subsidiary Guarantors” means, collectively, all direct and indirect Material Domestic Subsidiaries of the Borrower in existence on the Closing Date or which becomes a party to the Subsidiary Guaranty Agreement pursuant to Section 8.14; provided that, for the avoidance of doubt, the Subsidiary Guarantors shall not include any Excluded Subsidiary. “Subsidiary Guaranty Agreement” means the unconditional guaranty agreement dated as of the Closing Date, executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Secured Parties. “Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swingline Commitment” means the lesser of (a) $25,000,000 and (b) the aggregate amount of Revolving Credit Commitments. “Swingline Facility” means the swingline facility established pursuant to Section 2.2. “Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto. “Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires. “Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Swingline Participation Amount” has the meaning assigned thereto in Section 2.2(b)(iii). “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto. “Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term

38 143736938_6 Loans. The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Closing Date shall be $150,000,000. “Term Loan Facility” means the term loan facility established pursuant to Article IV. “Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loan. “Term Loan Maturity Date” means the first to occur of (a) April 20, 2026, and (b) the date of acceleration of the Term Loan pursuant to Section 10.2(a). “Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loan made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loan represented by the outstanding principal balance of such Term Loan Lender’s Term Loan. “Term Loans” means the Initial Term Loan and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR. “Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Credit Parties that would have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in

39 143736938_6 endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate. “Threshold Amount” means $50,000,000. “Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loan of such Lender at such time. “Transaction Costs” means all transaction fees, charges and other amounts related to the Transactions, any Permitted Acquisitions and other Investments permitted under this Agreement (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the closing of Credit Facility, such Permitted Acquisition or other permitted Investment, as applicable. “Transactions” means, collectively, (a) the repayment in full of all Indebtedness (other than Indebtedness permitted pursuant to Section 9.1) on the Closing Date, (b) the initial Extensions of Credit, and (c) the payment of the Transaction Costs incurred in connection with the foregoing. “UCC” means the Uniform Commercial Code as in effect in the State of New York. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600. “United States” means the United States of America. “USD LIBOR” means the London interbank offered rate for Dollars. “Unrestricted Subsidiary” means any Subsidiary existing on the Closing Date or formed or acquired after the Closing Date that, at the option of the Borrower, is designated in writing by the Borrower to the Administrative Agent pursuant to Section 8.17 as being an Unrestricted Subsidiary. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding

40 143736938_6 principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal. “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors. “Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries). “Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”. Any reference herein or in any other Loan Document to any fiscal quarter ending March 31, June 30 or September 30, as applicable, shall be deemed to refer to Borrower’s actual fiscal quarter ending on or about such date. SECTION 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein; provided, that (i) if, at any time any change in U.S. GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the

41 143736938_6 Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in U.S. GAAP (subject to the approval of the Required Lenders); provided, that, until so amended (A) such ratio or requirement shall continue to be computed in accordance with U.S. GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in U.S. GAAP, and (ii) to the extent expressly required pursuant to the provisions of this Agreement and including any calculations of compliance with any financial covenant or financial term, certain calculations shall be made on a Pro Forma Basis. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Any reference herein or in any other Loan Document to “extraordinary” gains or “extraordinary” losses, in each case, shall be construed as “extraordinary” was defined under GAAP prior to the effectiveness of FASB ASU 2015-01. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, any lease that is characterized as an operating lease in accordance with GAAP after the Borrower’s adoption of FASB ASC 842 (regardless of the date on which such lease has been entered into) shall not be deemed a capital or finance lease, and any such lease shall be, for all purposes of the Loan Documents, treated as though it were reflected on the Borrower’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Borrower’s adoption of FASB ASC 842. SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. SECTION 1.5 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding- up if there is no nearest number). SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including Anti-Corruption Laws, Anti-Money Laundering Laws, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law. SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

42 143736938_6 SECTION 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit). SECTION 1.9 Guaranty Obligations/Earn-Outs. Unless otherwise specified, (a) the amount of any Guaranty Obligation shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP. SECTION 1.10 Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 8.1(a) or (b), as applicable. Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections. SECTION 1.11 Rates. The interest rate on LIBOR Rate Loans and Base Rate Loans (solely to the extent the Base Rate is determined by reference to clause (c) of the definition of Base Rate) may be determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (solely to the extent the Base Rate is determined by reference to clause (c) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in such other circumstances set forth in Section 5.8(b), Section 5.8(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 5.8(c), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (solely to the extent the Base Rate is determined by reference to clause (c) of the definition of Base Rate) is based. However, the

43 143736938_6 Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.8(c), will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. SECTION 1.12 Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.13 Limited Condition Acquisition. For all purposes under the Loan Documents, in the event that the Borrower notifies the Administrative Agent in writing that it has elected, for purposes of (i) determining compliance with any provision hereof which requires the calculation of the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, (ii) determining compliance with representations, warranties, Defaults or Events of Default or (iii) testing availability under baskets set forth herein (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), in each case, in connection with (1) an Acquisition by the Borrower and its Restricted Subsidiaries of or in any assets, business or Person that does not include a financing condition, (2) repurchases or prepayments of Indebtedness for which irrevocable notice is required or (3) Restricted Payments, in each case of clauses (1), (2) and (3) above, in each case, not prohibited by this Agreement (any such transaction, a “Limited Condition Transaction”), to exercise its option in connection with any Limited Condition Transaction (the exercise of such option, a “LCT Election”), pursuant to which the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or such notice is given (the “LCT Test Date”), then, (after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date) if the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with; provided that if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the entity being acquired pursuant to any Limited Condition Transaction or currency exchange rates) at or prior to the consummation of the relevant Limited Condition Transaction, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio (other than for purposes of determining the Applicable Margin or compliance with Section 9.15) or basket on or following the relevant LCT Test Date and prior to the earlier of (A) the date on which such Limited Condition Transaction is consummated or (B) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.

44 143736938_6 SECTION 1.14 Classification of Permitted Items. For purposes of determining whether a transaction is permitted under Section 9.1, 9.2, 9.3, 9.5 and 9.6, in the event that any Indebtedness, Liens, Investments, dispositions or Restricted Payments exceed the criteria of a single category of transaction permitted pursuant to any clause of such Section 9.1, 9.2, 9.3, 9.5 and 9.6 but does meet the criteria of two categories, such transaction shall be permitted to be incurred as two sub-transactions under such two categories with such bifurcation of the transaction as determined by the Borrower in its sole discretion at such time of determination. ARTICLE II REVOLVING CREDIT FACILITY SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date. SECTION 2.2 Swingline Loans. (a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date; provided, that (i) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment. (b) Refunding. (i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan as a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan

45 143736938_6 shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan. (ii) The Borrower shall pay to the Swingline Lender on demand, and in any event on the Revolving Credit Maturity Date, in immediately available funds the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower irrevocably authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages. (iii) If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. (iv) Each Revolving Credit Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

46 143736938_6 (v) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or Section 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error. (c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15. SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans. (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than (i) 11:00 a.m. on the same Business Day as each Base Rate Loan, (ii) 11:00 a.m. on the same Business Day as each Swingline Loan and (iii) 11:00 a.m. at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, in each case, the remaining amount of the Revolving Credit Commitment or the Swingline Commitment, as applicable), (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing. (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered

47 143736938_6 by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b). SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans. (a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon. (b) Mandatory Prepayments. In addition to the requirements of Section 5.16, if at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay (or with respect to any Letters of Credit, Cash Collateralize) within one (1) Business Day following notice from the Administrative Agent, by payment (or with respect to any Letters of Credit being Cash Collateralized, by pledge or deposit) to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)). (c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 2:00 p.m. (i) on the same Business Day as each Base Rate Loan or each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan (in each case, or such later time approved by the Administrative Agent), specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $100,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 2:00 p.m. shall be deemed received on the next Business Day. Each such repayment of LIBOR Rate Loans shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof to the extent paid prior to the last day of the relevant Interest Period. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9). (d) [Reserved].

48 143736938_6 (e) Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof. (f) Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans. SECTION 2.5 Reductions of the Revolving Credit Commitment. (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior irrevocable written notice to the Administrative Agent (or such later time approved by the Administrative Agent), to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any written notice of a reduction of the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or a Change in Control transaction may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or Change in Control transaction and may be revoked by the Borrower in the event such refinancing or Change in Control transaction is not consummated. (b) [Reserved]. (c) Corresponding Payment. Each permanent reduction or prepayment permitted or required pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations or other arrangements satisfactory to the respective Issuing Lenders) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date. ARTICLE III LETTER OF CREDIT FACILITY SECTION 3.1 L/C Commitment.

49 143736938_6 (a) Availability. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and commercial letters of credit (the “Letters of Credit”) for the account of the Borrower on any Business Day from the Closing Date through but not including the fifth Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $50,000, (or such lesser amount as agreed to by the Issuing Lender), (ii) be a standby or commercial letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Issuing Lender), which date shall be no later than the third Business Day prior to the Revolving Credit Maturity Date; provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods beyond the date that is three Business Days prior to the Revolving Credit Maturity Date if, on or before the Revolving Credit Maturity Date, the Borrowers shall Cash Collateralize the L/C Obligations thereunder in an amount not less than the Minimum Collateral Amount as of such date plus accrued and unpaid interest thereon and (iv) be subject to the Uniform Customs and/or ISP, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, (B) the conditions set forth in Section 6.2 are not satisfied, or (C) the proceeds of which would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (D) any Revolving Credit Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 5.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. (b) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15. SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue, amend, renew or extend a Letter of Credit by delivering to the

50 143736938_6 Issuing Lender at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other Letter of Credit Documents and information as such Issuing Lender or the Administrative Agent may request, not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in their sole discretion) prior to the proposed date of issuance, amendment, renewal or extension, as the case may be. Such notice shall specify (a) the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), (b) the date on which such Letter of Credit is to expire (which shall comply with Section 3.1), (c) the amount of such Letter of Credit, (d) the name and address of the beneficiary thereof, (e) the purpose and nature of such Letter of Credit and (f) such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other Letter of Credit Documents and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue, amend, renew or extend the Letter of Credit requested thereby (subject to the timing requirements set forth in this Section 3.2) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. Additionally, the Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, renewal or extension, including any Letter of Credit Documents, as the applicable Issuing Lender or the Administrative Agent may reasonably require. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and the related Letter of Credit Documents and promptly notify each Revolving Credit Lender of the issuance and upon request by any Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein. SECTION 3.3 Commissions and Other Charges. (a) Letter of Credit Commissions. Subject to Section 5.15(a)(iii), the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter (commencing with the first such date to occur after the issuance of such Letter of Credit), on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages. (b) Issuance Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an annual issuance fee equal to 0.25% times the face amount of each Letter of Credit with respect to each Letter of Credit. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. (c) Other Costs. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. Such customary fees, costs, charges and expenses are due and payable on demand and are nonrefundable.

51 143736938_6 SECTION 3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Administrative Agent, which shall in turn pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day. (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Administrative Agent or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Administrative Agent, which shall in turn pay to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it. (d) Each L/C Participant’s obligation to make the Revolving Credit Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other

52 143736938_6 Revolving Credit Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. SECTION 3.5 Reimbursement. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender by paying to the Administrative Agent the amount of such drawing not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such drawing, if such notice is received by the Borrower prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, for the amount of (x) such draft so paid and (y) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall promptly notify the Administrative Agent and the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan as a Base Rate Loan on the applicable repayment date in the amount (without regard to the minimum and multiples specified in Section 2.3(a)) of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full. SECTION 3.6 Obligations Absolute. (a) The Borrower’s obligations under this Article III (including the Reimbursement Obligation) shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever, and shall be performed strictly in accordance with the terms of this Agreement, and irrespective of: (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Document or this Agreement, or any term or provision therein or herein; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent, forged or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

53 143736938_6 (iv) any payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder (b) The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender, the L/C Participants and their respective Related Parties shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. (c) In furtherance of the foregoing and without limiting the generality thereof, the parties agree that (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, (ii) the Issuing Lender may act upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that such Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request and (iii) the Issuing Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit. SECTION 3.7 Effect of Letter of Credit Documents. To the extent that any provision of any Letter of Credit Document related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply. SECTION 3.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such

54 143736938_6 Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Documents therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Documents and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit). ARTICLE IV TERM LOAN FACILITY SECTION 4.1 Term Loan. On the Closing Date, each Term Loan Lender as of such date made a Term Loan to the Borrower in a principal amount equal to such Lender’s Term Loan Commitment as of and in effect on the Closing Date. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Term Loan to the Borrower on the Closing Date in Dollars in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date. SECTION 4.2 Procedure for Advance of Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Term Loan as a LIBOR Rate Loan). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing. Notwithstanding the foregoing, any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.13. SECTION 4.3 Repayment of Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing June 30, 2021 in the following amounts: (i) beginning June 30, 2021, through and including March 31, 2024, $1,875,000, and (ii) beginning June 30, 2024, and each quarter thereafter, $3,750,000; except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof. If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date. SECTION 4.4 Prepayments of Term Loan. In addition to any mandatory prepayments required under Section 5.16, the Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $250,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof) and shall be applied to the outstanding principal installments of the

55 143736938_6 Term Loans as directed by the Borrower (or in the absence of direction from the Borrower, in direct order of maturity). Each repayment of Term Loans that are LIBOR Rate Loans prior to the last day of the Interest Period applicable to such Term Loans shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 2:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or a Change in Control transaction may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or Change in Control transaction and may be revoked by the Borrower in the event such refinancing or Change in Control transaction is not consummated. ARTICLE V GENERAL LOAN PROVISIONS SECTION 5.1 Interest. (a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Term Loan shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), three (3), or six (6) months; provided that: (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (iv) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make mandatory reductions of the Revolving Credit Commitment and the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and

56 143736938_6 (v) there shall be no more than ten (10) Interest Periods in effect at any time. (c) Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of 2% in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to 2% in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to 2% in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law. (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2021; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year). (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law. SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $100,000 or any whole multiple of $100,000 in excess thereof (or such lesser amount as shall represent all of the Base Rate Loans then outstanding) into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount as shall represent all of the LIBOR Rate Loans then outstanding) into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a

57 143736938_6 proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation. SECTION 5.3 Fees. (a) Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non- refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2021 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or have been Cash Collateralized) and the Revolving Credit Commitment has been terminated. Such commitment fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages. (b) [Reserved]. (c) Other fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the time specified in the Fee Letters. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. SECTION 5.4 Manner of Payment. (a) Sharing of Payments. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in

58 143736938_6 respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. (b) Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii). SECTION 5.5 Evidence of Indebtedness. (a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and its Restricted Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, a Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, the Term Loan and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. (b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. SECTION 5.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make

59 143736938_6 such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation. SECTION 5.7 Administrative Agent’s Clawback. (a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be,

60 143736938_6 the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (c) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 5.11(e), Section 12.3(c) or Section 12.7, as applicable are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date. SECTION 5.8 Changed Circumstances. (a) Circumstances Affecting LIBOR Rate Availability. Subject to clause (c) below, in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period. (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a

61 143736938_6 LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period. (c) Benchmark Replacement Setting. (i) (A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 5.8(c)) if a Benchmark Transition Event or an Early Opt- in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (B) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion. (ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.8(c)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender

62 143736938_6 (or group of Lenders) pursuant to this Section 5.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.8(c). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (vi) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 5.8(c) shall be deemed satisfied. SECTION 5.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss from any lost profit) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or

63 143736938_6 maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow or continue a LIBOR Rate Loan or convert to a LIBOR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 5.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 5.10 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Lender or such other Recipient, the Borrower shall promptly pay to any such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing

64 143736938_6 Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). (e) Survival. All of the obligations of the Credit Parties under this Section 5.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 5.11 Taxes. (a) Defined Terms. For purposes of this Section 5.11, the term “Lender” includes the Issuing Lender and the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

65 143736938_6 (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. The Borrower shall also indemnify the Administrative Agent, within ten (10) days after demand therefor, for any amount which a Lender or the Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by paragraph (g) below; provided that, such Lender or the Issuing Lender, as the case may be, shall indemnify the Borrower to the extent of any payment the Borrower makes to the Administrative Agent pursuant to this sentence. In addition, the Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for any incremental Taxes that may become payable by such Administrative Agent, Lender (or its beneficial owners) or Issuing Lender as a result of any failure of any Credit Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver to such Administrative Agent, pursuant to clause (d), documentation evidencing the payment of Taxes. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). The agreements in paragraph (e) shall survive the resignation and/or replacement of the Administrative Agent (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup

66 143736938_6 withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (ii) duly completed copies of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN; or (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall (A) enter into such agreements with the IRS as necessary to establish an exemption from withholding under FATCA; (B) comply with any certification, documentation, information, reporting or other requirement necessary to establish an exemption from withholding under FATCA; (C) provide any documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their respective obligations, if any, under FATCA and to determine that such Lender has complied such applicable requirements; and (D) provide a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Lender certifying that such Lender has complied with any necessary requirements to establish an exemption from withholding under FATCA. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or Issuing Lender, such Lender or Issuing Lender shall, to the extent permitted by Applicable Law, deliver to the Borrower and the Administrative Agent revised and/or updated documentation sufficient for the Borrower and the Administrative Agent to confirm such Lender’s or such Issuing Lender’s compliance with their respective obligations under FATCA. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the

67 143736938_6 event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Indemnification of the Administrative Agent. Each Lender and the Issuing Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (i). The agreements in paragraph (i) shall survive the resignation and/or replacement of the Administrative Agent. (j) Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 5.12 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained

68 143736938_6 in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.9; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. (c) Selection of Lending Office. Subject to Section 5.12(a), each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto. SECTION 5.13 Incremental Loans. (a) At any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of: (i) one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of the existing tranche of Term Loans with the latest maturity date (any such additional term loan, an “Incremental Term Loan”); or (ii) one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Credit Commitments” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental revolving credit loans (any such increases, the “Incremental Revolving Credit Increases” and, together with the Incremental Term Loans, the “Incremental Loans”);

69 143736938_6 provided that (1) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Loan Commitments and Incremental Loans shall not exceed the Incremental Facilities Limit and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such later date as may be approved by the Administrative Agent). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment or any portion thereof. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that each of the following conditions has been satisfied or waived as of such Increased Amount Date: (A) no Default or Event of Default shall exist on such Increased Amount Date (or, solely with respect to any Limited Condition Acquisition, no Default or Event of Default on the LCT Test Date and no Event of Default under Section 10.1(a), (b), (h) or (i) on the Increased Amount Date) immediately after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith; (B) the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.15 after giving effect to (1) any Incremental Loan Commitment and the making of any Incremental Loans (and assuming that the Incremental Loan Commitments are fully drawn) and (2) any Permitted Acquisition, refinancing, incurrence of Indebtedness or other action consummated in connection therewith; provided that, with respect to any Limited Condition Acquisition, the date of determination with respect to this clause (B) shall be the LCT Test Date; (C) the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions); (D) each Incremental Loan Commitment (and the Incremental Loans made thereunder) (x) shall constitute Obligations of the Borrower, (y) any Incremental Loans that are secured shall only be secured by the Collateral granted hereunder and (z) no Incremental Loan shall be guaranteed by entities other than the Credit Parties; (E) (1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Incremental Amendment): (w) such Incremental Term Loan shall not mature earlier than the Term Loan Maturity Date (except in the case of customary bridge loans which, subject to customary conditions (including no Event of Default under Section 10.1(a), (b), (h) or (i)), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above) or have a shorter Weighted Average Life to Maturity than the Term Loans under the then existing Term Loan Facility; (x) such Incremental Term Loan will rank pari passu in right of payment and be secured by the Collateral on a pari passu basis with the then existing Term Loan Facility; (y) such Incremental Term Loan shall have interest rate margins and (subject to clause (w)) scheduled amortization as determined

70 143736938_6 by the Borrower and the Lenders providing such Incremental Term Loan Commitment and (z) except as provided above, such Incremental Term Loan, to the extent not consistent with the existing Term Loan Facility, shall be determined by the Borrower and the Lenders providing such Incremental Term Loan Commitment (provided that such other terms and conditions shall be no more restrictive on the Borrower and its Restricted Subsidiaries, taken as a whole, than the Credit Facility, taken as a whole; (2) in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Incremental Amendment): (x) such Incremental Revolving Credit Increases shall mature on the Revolving Credit Maturity Date, shall be subject to the same terms and conditions as the Revolving Credit Loans; including maturity, Applicable Margin and Commitment Fees, as the Revolving Credit Facility; provided that (x) any upfront fees payable by the Borrower to the Lenders under any Incremental Revolving Credit Increases may differ from those payable under the then existing Revolving Credit Commitments and (y) the Applicable Margins or Commitment Fees or interest rate floor applicable to any Incremental Revolving Credit Increase may be higher than the Applicable Margins or Commitment Fees or interest rate floor applicable to the Revolving Credit Facility if the Applicable Margins or Commitment Fees or interest rate floor applicable to the Revolving Credit Facility are increased to equal the Applicable Margins and Commitment Fees and interest rate floor applicable to such Incremental Revolving Credit Increase; (y) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increases) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increases) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and (z) except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increases shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility; (F) any Incremental Lender with Incremental Revolving Credit Increases shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder; (G) such Incremental Loan Commitments shall be effected pursuant to an Incremental Amendment executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13); and

71 143736938_6 (H) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Revolving Credit Increase and/or Incremental Term Loan Commitment), as may be reasonably requested by Administrative Agent in connection with any such transaction. (b) The Incremental Term Loans shall be deemed to be Term Loans; provided that any such Incremental Term Loan that is not added to the outstanding principal balance of a pre-existing Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement. (c) The Incremental Lenders shall be included in any determination of the Required Lenders or Required Revolving Credit Lenders, as applicable, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement. (d) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto. (e) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment. (f) Incremental Amendments. Each such Incremental Loan shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Credit Parties, the Administrative Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 5.13. (g) Use of Proceeds. The proceeds of any Incremental Loan may be used by the Borrower and its Restricted Subsidiaries for general corporate purposes, including the financing of Permitted Acquisitions, making of Investments and any other use not prohibited by this Agreement. SECTION 5.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, the Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other

72 143736938_6 than the Administrative Agent, the Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (b) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. SECTION 5.15 Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.2. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and/or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and

73 143736938_6 Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or funded participations in Swingline Loans or Letters of Credit were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Swingline Loans or Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14. With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non- Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non- Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.24, no reallocation

74 143736938_6 hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 5.14. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.14(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. SECTION 5.16 Mandatory Prepayments. (a) Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in an amount equal to 100% of the aggregate Net Cash Proceeds from any Debt Issuance of (i) Credit Agreement Refinancing Indebtedness and (ii) Indebtedness by the Borrower or any of its Restricted Subsidiaries, in the case of clause (ii), to the extent not permitted pursuant to this Agreement. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance. (b) Asset Dispositions/Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Term Loans in an amount equal to 100% of the Excess Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries from (i) any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (e) of Section 9.5) and (ii) Insurance and Condemnation Events, to the extent that the Net Cash Proceeds so received under clauses (i) and (ii) in the aggregate exceeds the greater of (x) $45,000,000 and (y) 2.5% of Consolidated Total Assets in any Fiscal Year (such amounts in excess of the thresholds in any Fiscal Year, the “Excess Net Cash Proceeds”). Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Restricted Subsidiaries; provided that, no prepayment shall be required under this Section 5.16(b) to the extent that such Excess Net Cash Proceeds are reinvested (or committed to be reinvested) (i) in assets used or useful in the business of the Borrower and its Subsidiaries, (ii) to consummate Permitted Acquisitions or (iii) to make Investments in third-parties to the extent permitted under this Agreement, in each case, within twelve (12) months after receipt of such Excess Net Cash Proceeds by such Credit Party or such Restricted Subsidiary (or if so committed to reinvestment, reinvested within 180 days after such twelve (12) month

75 143736938_6 period); provided further that any portion of the Excess Net Cash Proceeds not actually reinvested (or committed to be reinvested) within such twelve (12) month period shall be prepaid in accordance with this Section 5.16(b) on or before the last day of such twelve (12) month period. (c) Notice; Manner of Payment. (i) Upon the occurrence of any event triggering the prepayment requirement under clauses (a) and (b) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly notify the Lenders. Each prepayment of the Loans under this Section shall be applied first to prepay outstanding amounts under the Term Loan Facility and second to repay outstanding amounts under the Revolving Credit Loans pursuant to Section 2.4(b), without a corresponding reduction in the Revolving Credit Commitment. All such mandatory prepayments of the Term Loan Facility will be applied first in direct order of maturity to the next four (4) scheduled amortization payments due pursuant to Section 4.3 and the remainder shall be applied to the remaining scheduled amortization payments required by Section 4.3 on a pro rata basis (excluding the remaining principal amount due on the Term Loan Maturity Date). Any amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Proceeds of any Credit Agreement Refinancing Indebtedness shall be applied solely to prepay each applicable Refinanced Debt. Notwithstanding the foregoing, with respect to any Net Cash Proceeds received pursuant to clause (b) above, the Borrower may prepay Term Loans and prepay or purchase any Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt that, in each case, is secured on a pari passu basis with the Secured Obligations (at a purchase price no greater than par plus accrued and unpaid interest), to the extent required thereby, on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and such Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt as of the time of the receipt of such Net Cash Proceeds. (ii) Each Lender will have the right to refuse its pro rata portion of any such prepayment under this Section 5.16 (excluding any prepayment from Credit Agreement Refinancing Indebtedness) by giving written notice (a “Rejection Notice”) of such refusal to the Borrower and the Administrative Agent within two (2) Business Days after such Lender’s receipt of the Notice of Prepayment and the Borrower will make all such prepayments not so refused upon the date specified in this Section 5.16 for making such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the Declined Amounts, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. (iii) Each Lender who refuses prepayment under Section 5.16 and delivers a Rejection Notice shall specify the principal amount of the mandatory repayment of Loans to be rejected (the amounts so rejected, “Declined Amounts”) by such Lender and such Declined Amounts shall be retained by the Borrower. (d) Indemnity. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9. SECTION 5.17 Extension Amendments. (a) Notwithstanding anything to the contrary in this Agreement, (1) the Borrower may, on any Business Day, from time to time after the Closing Date and prior to the 30th day before the applicable Term Loan Maturity Date or Revolving Credit Maturity Date, make one or more offers to the applicable Term Loan Lenders of any applicable Term Loans or all Revolving Credit Lenders, as applicable, on a pro rata

76 143736938_6 basis (based on the aggregate outstanding principal amount of such Term Loans or Revolving Credit Commitments then outstanding) and on the same terms to each such Term Loan Lender or Revolving Credit Lender (each, an “Extension Offer”) to (x) extend the maturity date of any Term Loans or Revolving Credit Commitments and (y) otherwise modify the terms of such Term Loans or Revolving Credit Commitments of such Lender, in each case as specified in such Extension Offer and (2) with the consent of any Lender that shall have accepted such Extension Offer, extend the maturity date of such Term Loans or Revolving Credit Commitments and otherwise modify the terms of such Term Loans or Revolving Credit Commitments of such Lender (each such extension and modification, an “Extension”) pursuant to an amendment in form and substance reasonably satisfactory to the Administrative Agent, such consenting Lender and the Borrower and executed by the Borrower, the Administrative Agent and each such consenting Lender (such amendment, an “Extension Amendment”); provided that: (i) no Default or Event of Default shall have occurred and be continuing as of the date (x) of such Extension Offer or (y) the Borrower enters into the Extension Amendment; (ii) the representations and warranties set forth in Article VII and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension; (iii) the Issuing Lender and the Swingline Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period; (iv) the final maturity date of any Loans so extended pursuant to any Extension Amendment shall be no earlier than the Term Loan Maturity Date or the Revolving Credit Maturity Date in effect prior to the effectiveness of such Extension Amendment; (v) (A) there shall be no scheduled amortization of the loans or reductions of commitments under any Revolving Credit Commitments subject to an Extension Amendment and (B) the Weighted Average Life to Maturity of any Term Loans subject to an Extension Amendment shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Term Loans; (vi) any Loans or Commitments subject to an Extension Amendment will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and guarantors of the Loans or Commitments subject to an Extension Amendment shall be the same as the Borrower and Subsidiary Guarantors with respect to the existing Revolving Credit Loans or Term Loans, as applicable; (vii) (A) any Term Loans subject to an Extension Amendment may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Revolving Credit Loans, or reductions of Revolving Credit Commitments, subject to an Extension Amendment shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments); and (viii) this Section 5.17 shall supersede any provisions in Section 12.2 or any other provision in this Agreement to the contrary and any Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan

77 143736938_6 Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. For the avoidance of doubt, any Lender may consent to or decline, in its sole discretion, any Extension Offer. SECTION 5.18 Refinancing Facilities. (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any new lender (with the consent of the Administrative Agent to the extent the Administrative Agent would have consent rights pursuant to Section 12.10 herein were such new lender to take an assignment of Loans or Commitments hereunder (such acceptance not to be unreasonably conditioned, withheld or delayed)), additional Indebtedness in the form of loans or notes (such Indebtedness, “Credit Agreement Refinancing Indebtedness”) in exchange for, or to extend, renew, replace or refinance, in whole or part, the Loans and/or Commitments then outstanding under this Agreement (such Loans and Commitments being extended, renewed, replaced or refinanced, “Refinanced Debt”), pursuant to an amendment in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and executed by the Borrower, the Administrative Agent and each lender that has agreed to provide any portion of such Credit Agreement Refinancing Indebtedness (such amendment, a “Refinancing Amendment”), together with, to the extent such Credit Agreement Refinancing Indebtedness is secured, any applicable intercreditor agreement or other customary subordination agreement; provided that such Credit Agreement Refinancing Indebtedness: (i) will have such pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Borrower and the lenders thereof; (ii) will not mature or have a shorter Weighted Average Life to Maturity than the applicable Refinanced Debt; (iii) to the extent secured, will not be secured by any assets not granted to the applicable Refinanced Debt and, if applicable, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; (iv) will not be guaranteed by any entity that has not provided a guarantee with respect to the Refinanced Debt; (v) that is (x) pari passu with the Term Loans in right of payment and with respect to security may provide for the ability to participate (1) on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments and (2) on a pro rata basis or less than pro rata basis (or greater than pro rata basis with respect to prepayments constituting permitted refinancings) in any mandatory prepayments, in each case, of the Term Loans and (y) junior to the Initial Term Loans in right of payment or with respect to security, or unsecured, may not share in any mandatory prepayments of the Term Loans; (vi) shall be on terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); and (vii) the aggregate principal amount of such Credit Agreement Refinancing Indebtedness shall not exceed the (A) the aggregate principal amount of the Refinanced Debt, plus (B) accrued and unpaid interest capitalized, any fees, premiums, accrued interest associated

78 143736938_6 therewith, or other reasonable amount paid, and fees, costs and expenses incurred in connection therewith. (b) Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to (x) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (y) deem any Refinanced Debt being replaced or refinanced with such Credit Agreement Refinancing Indebtedness to permanently reduced and/or satisfied in all respects. (c) Notwithstanding anything herein to the contrary, this Section 5.18 shall supersede any provisions in Section 12.2 to the contrary and any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. ARTICLE VI CONDITIONS OF CLOSING AND BORROWING SECTION 6.1 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction (or waiver) of each of the following conditions: (a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term Loan Note in favor of each Term Loan Lender requesting a Term Loan Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Security Documents and the Subsidiary Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall have occurred and be continuing. (b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent: (i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2020, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2. (ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified

79 143736938_6 as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii). (iii) Certificates of Good Standing. Certificates as of a recent date of the existence or good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable. (iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request. (c) Personal Property Collateral. (i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens). (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certified Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof. (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search, in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) in such jurisdictions as the Administrative Agent may reasonably require. (iv) Hazard and Liability Insurance. The Administrative Agent shall have received evidence of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance, and if requested by the Administrative Agent, copies of such insurance policies. (d) Consents; Defaults. (i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to have a

80 143736938_6 Material Adverse Effect, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such a Material Adverse Effect. (ii) No Injunction, Etc. No action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby. (e) Financial Matters. (i) Financial Statements. The Administrative Agent shall have received the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2020 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended. (ii) [Reserved]. (iii) Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Credit Facility, receipt of which is acknowledged by the Administrative Agent. (iv) Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by an authorized officer of the Borrower, that after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent. (v) [Reserved]. (vi) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued, unpaid and invoiced prior to or on the Closing Date, plus such reasonable additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents to the extent invoiced prior to the Closing Date. (f) Permitted Notes. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Permitted Notes shall have been (or shall substantially contemporaneously be) issued in accordance with the Permitted Notes Indenture.

81 143736938_6 (g) Miscellaneous. (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed. (ii) [Reserved]. (iii) Existing Indebtedness. All existing Indebtedness of the Borrower and its Restricted Subsidiaries (excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release. (iv) [Reserved]. (v) PATRIOT Act, etc. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act, and any applicable “know your customer” rules and regulations. Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. SECTION 6.2 Conditions to All Extensions of Credit. Subject to Section 5.13 and Section 1.13, solely with respect to any Incremental Term Loan incurred to finance a substantially concurrent Limited Condition Transaction, the obligations of the Lenders to make or participate in any Extensions of Credit, convert or continue any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction (or waiver) of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date: (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VII shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for any such representation and warranty that by its terms is made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date. (b) No Existing Default. No Event of Default or, to the knowledge of Borrower, Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

82 143736938_6 (c) Notices. The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Application or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 4.2 or Section 5.2, as applicable. Each Notice of Borrowing, Letter of Credit Application or Notice of Conversion/Continuation, as applicable, submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.2(a) and (b) have been satisfied on and as of the date of the applicable Extension of Credit. ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that: SECTION 7.1 Organization; Power; Qualification. Each Credit Party and each Restricted Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized as of the Closing Date are described on Schedule 7.1. Schedule 7.1 identifies each Subsidiary Guarantor as of the Closing Date. No Credit Party nor any Restricted Subsidiary thereof is an EEA Financial Institution. SECTION 7.2 Ownership. Each Restricted Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party (other than the Borrower) and its Restricted Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. The shareholders or other owners, as applicable, of each Credit Party (other than the Borrower) and its Restricted Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party (other than the Borrower) or any Restricted Subsidiary thereof, except as described on Schedule 7.2. SECTION 7.3 Authorization; Enforceability. Each Credit Party and each Restricted Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Restricted Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Restricted Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief

83 143736938_6 Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. SECTION 7.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Restricted Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Restricted Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Restricted Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) consents or filings under the UCC. SECTION 7.5 Compliance with Law; Governmental Approvals. Each Credit Party and each Restricted Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except, in each case of (a), (b) or (c) where the failure to have, obtain, comply or file could not reasonably be expected to have a Material Adverse Effect. SECTION 7.6 Tax Returns and Payments. Each Credit Party and each Restricted Subsidiary thereof has duly filed or caused to be filed all federal and material state, local and other income tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Restricted Subsidiary thereof for the periods covered thereby. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Restricted Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). SECTION 7.7 Intellectual Property Matters. Each Credit Party and each Restricted Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service

84 143736938_6 mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing except as could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations except as could not reasonably be expected to have a Material Adverse Effect. SECTION 7.8 Environmental Matters. (a) Except as set forth on Schedule 7.8, properties owned, leased or operated by each Credit Party and each Restricted Subsidiary thereof do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws except as could not reasonably be expected to have a Material Adverse Effect; (b) To the knowledge of the Borrower and its Restricted Subsidiaries, each Credit Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance and have been in compliance for the previous two (2) years, with all applicable Environmental Laws except as could not reasonably be expected to have a Material Adverse Effect, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties except as could not reasonably be expected to have a Material Adverse Effect; (c) No Credit Party nor any Restricted Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that is outstanding or unresolved except as could not reasonably be expected to have a Material Adverse Effect, nor does any Credit Party or any Restricted Subsidiary thereof have knowledge or a reasonable basis to believe that any such notice will be received or is being threatened; (d) Except as set forth on Schedule 7.8, to the knowledge of the Borrower and its Restricted Subsidiaries, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Restricted Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws except as could not reasonably be expected to have a Material Adverse Effect, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws except as could not reasonably be expected to have a Material Adverse Effect; (e) Except as set forth on Schedule 7.8, no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party or any Restricted Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Restricted Subsidiary thereof or such properties or such operations that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (f) Except as set forth on Schedule 7.8, there has been no release, or to the best of the Borrower’s knowledge, threat of release, by the Borrower, or the knowledge of the Borrower, anyone else, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Restricted Subsidiary in violation of or in amounts or in a manner that could give rise to liability under

85 143736938_6 Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. SECTION 7.9 Employee Benefit Matters. (a) [Reserved] (b) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect; (c) As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based upon benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan; (d) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code; (e) No Termination Event has occurred or is reasonably expected to occur except as could not reasonably be expected to have a Material Adverse Effect; (f) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan. (g) No Credit Party nor any Restricted Subsidiary thereof is a party to any contract, agreement or arrangement that could, solely as a result of the delivery of this Agreement or the consummation of transactions contemplated hereby, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

86 143736938_6 (h) As of the Closing Date the Borrower is not nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments. SECTION 7.10 Margin Stock. No Credit Party nor any Restricted Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the FRB). Following the application of the proceeds of each Extension of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Restricted Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”. SECTION 7.11 Government Regulation. No Credit Party nor any Restricted Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act, as amended) and no Credit Party nor any Restricted Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby. SECTION 7.12 [Reserved]. SECTION 7.13 Employee Relations. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. SECTION 7.14 [Reserved]. SECTION 7.15 Financial Statements. The audited financial statements delivered pursuant to Section 6.1(e) fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Restricted Subsidiaries as of such date, and the results of the operations and changes of financial position for the periods then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Restricted Subsidiaries as of such date, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The projections delivered pursuant to Section 6.1(e)(iii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were on the date of delivery believed to be reasonable in light of then existing conditions except that such financial projections shall be subject to normal year end closing and audit adjustments (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower and its Restricted Subsidiaries, that no assurances can be given that such projections will be realized, and that actual results may differ in a material manner from such projections). SECTION 7.16 No Material Adverse Change. Since December 31, 2020, there has been no material adverse change in the properties, business, operations, or financial condition of the Borrower and its Restricted Subsidiaries and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. SECTION 7.17 Solvency. The Credit Parties, on a consolidated basis, are Solvent.

87 143736938_6 SECTION 7.18 Titles to Properties. Each Credit Party and each Restricted Subsidiary thereof has such title to the real property owned or leased by it as is material and reasonably necessary to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Restricted Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise permitted hereunder or where the failure to have such title could reasonably be expected to have a Material Adverse Effect. SECTION 7.19 Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting any Credit Party or any Restricted Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect. SECTION 7.20 [Reserved]. SECTION 7.21 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. (a) None of (i) the Borrower, any Subsidiary, or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is, to Borrower’s knowledge, under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. (b) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. (c) Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti- Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects. (d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.16(b). SECTION 7.22 Investment Bankers’ and Similar Fees. No Credit Party has any obligation to any Person in respect of any finders’, brokers’, investment banking or other similar fee in connection with any of the Transactions. SECTION 7.23 Disclosure. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Restricted Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue

88 143736938_6 statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect on the date as of which such information is dated or certified; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time. SECTION 7.24 Senior Indebtedness Status. The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as “Senior Indebtedness” (or any other similar term) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person. ARTICLE VIII AFFIRMATIVE COVENANTS Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Restricted Subsidiaries (or, with respect to Section 8.16(b) and Section 8.18, each of its Subsidiaries) to: SECTION 8.1 Financial Statements and Budgets. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice): (a) Annual Financial Statements. Within one hundred twenty (120) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2021), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP other than a “going concern” or similar qualification or exception as a result of any current debt maturity or the prospective or actual Default of the financial covenants under Section 9.15 for such Fiscal Year. (b) Quarterly Financial Statements. Within sixty (60) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended June 30, 2021), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable,

89 143736938_6 containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal yearend adjustments and the absence of footnotes. (c) Annual Budget. On or prior to the date of delivery of the financial statements for each Fiscal Year required pursuant to Section 8.1(a), an operating and capital budget of the Borrower and its Restricted Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to be prepared on the basis of good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Restricted Subsidiaries for such period. SECTION 8.2 Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice): (a) at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower and a report containing management’s discussion and analysis of such financial statements; (b) promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party, any Restricted Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including any management report and any management responses thereto; (c) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Restricted Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement; (d) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Restricted Subsidiary thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect; (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; (f) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Restricted Subsidiary thereof; (g) promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-

90 143736938_6 Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; (h) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 8.1(a) and (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may in any case be in footnote form only) from such consolidated financial statements; (i) such other information regarding the operations, business affairs and financial condition of any Credit Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender may reasonably request; provided that no Credit Party shall be required to deliver any information which is subject to any attorney/client privilege or confidentiality obligations. Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” SECTION 8.3 Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

91 143736938_6 (a) the occurrence of any Default or Event of Default; (b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses, which in any such case could reasonably be expected to result in a Material Adverse Effect; (c) any notice of any violation received by any Credit Party or any Restricted Subsidiary thereof from any Governmental Authority including any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect; (d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Restricted Subsidiary thereof; (e) any attachment, judgment, lien, levy or order exceeding the Threshold Amount assessed against any Credit Party or any Restricted Subsidiary thereof; (f) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect; (g) (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and (h) any event which makes any of the representations set forth in Article VII that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event which makes any of the representations set forth in Article VII that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect. Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. SECTION 8.4 Preservation of Corporate Existence and Related Matters. Except as otherwise expressly permitted herein, the Credit Parties will, and will cause each of their respective Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights necessary to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent the failure to maintain such authority could reasonably be expected to result in a Material

92 143736938_6 Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.4. SECTION 8.5 Maintenance of Property. Other than as permitted pursuant to the terms hereof or of any Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect. SECTION 8.6 Insurance. Maintain insurance with insurance companies which are financially sound and reputable on the date of issuance of any policy against at least such risks and in at least such amounts as are customarily maintained by similar businesses in the same or similar locations, it being agreed that the insurance maintained as of the Closing Date is sufficient for the business currently maintained by the Credit Parties and their respective Restricted Subsidiaries. SECTION 8.7 Books and Records. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. SECTION 8.8 Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect. SECTION 8.9 Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. SECTION 8.10 Environmental Laws. In addition to and without limiting the generality of Section 8.9, comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect,. SECTION 8.11 Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability

93 143736938_6 to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent. SECTION 8.12 [Reserved]. SECTION 8.13 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time. Notwithstanding anything to the contrary in this Section, during any such access the Administrative Agent, each Lender and their respective representatives shall observe and comply with all of the Borrower’s commercially reasonable safety, security and other similar rules at any of its respective properties. Without limiting the foregoing, the Borrower shall not be required to disclose, grant access to, permit inspection of or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non- financial proprietary information, (ii) the disclosure of which is prohibited by applicable laws, rules or regulations, or (iii) that is subject to the attorney-client privilege or that constitutes attorney work product. SECTION 8.14 Additional Subsidiaries. (a) Additional Subsidiaries. Within sixty (60) days (or such later date as may be agreed by the Administrative Agent) after the creation or acquisition (including by Division) of any Material Domestic Subsidiary or after any existing Restricted Subsidiary becomes a Material Domestic Subsidiary or after any Restricted Subsidiary no longer constitutes an Excluded Subsidiary and becomes a Material Domestic Subsidiary, cause such Material Domestic Subsidiary to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Restricted Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) if such Equity Interests are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. (b) Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary, and promptly thereafter (and, in any event, within sixty (60) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one

94 143736938_6 hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. (c) [Reserved]. (d) Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.14(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.14(a) or (b), as applicable). (e) Additional Collateral. Comply with the requirements set forth in the Security Documents with respect to any Property constituting Collateral thereunder. SECTION 8.15 [Reserved]. SECTION 8.16 Use of Proceeds. (a) The Borrower shall use the proceeds of the Extensions of Credit (i) to refinance the Loans (as defined in the Existing Credit Agreement) that remain outstanding under the Existing Credit Agreement, (ii) for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including Permitted Acquisitions and (iii) to pay certain fees and expenses incurred in connection with the Transactions and this Agreement; provided that no part of the proceeds of any of the Loans or Letters of Credit shall be used for purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the FRB) or for any purpose which violates the provisions of Regulation T, U or X of the FRB. If requested by the Administrative Agent or any Lender (through the Administrative Agent), the Borrower shall promptly furnish to the Administrative Agent and each requesting Lender a statement in conformity with the requirements of Form G-3 or Form U-1, as applicable, under Regulation U of the FRB. (b) The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 8.17 Designation of Unrestricted Subsidiaries. The Borrower or any Restricted Subsidiary may, at any time, designate (or re-designate) any existing or newly formed Restricted Subsidiary

95 143736938_6 as an Unrestricted Subsidiary (or any Unrestricted Subsidiary as a Restricted Subsidiary) at the Borrower’s sole discretion, so long as immediately after giving effect to such designation or re-designation, as applicable, and any related transactions, on a Pro Forma Basis, (a) the Borrower shall be in compliance with the covenants contained in Section 9.15 recomputed as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable, (b) the combined EBITDA of all Unrestricted Subsidiaries (including the Subsidiary proposed to be designated as an Unrestricted Subsidiary) does not, at the time of such proposed designation, exceed 20% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries, (c) the combined total assets of all Unrestricted Subsidiaries (including the Subsidiary proposed to be designated as an Unrestricted Subsidiary) does not, at the time of such proposed designation, exceed 20% of Consolidated Total Assets,(d) no Event of Default shall have occurred and be continuing, (e) no Unrestricted Subsidiary shall own any Equity Interest in the Borrower or any Subsidiary Guarantor or hold any Indebtedness of, or any Lien on any property of the Borrower or any Subsidiary Guarantor or own any material intellectual property, (f) no Unrestricted Subsidiary, once designated as a Restricted Subsidiary, may thereafter be re-designated as an Unrestricted Subsidiary; provided that no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” under the Permitted Senior Notes, any Incremental Equivalent Debt or any Credit Agreement Refinancing Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investment held by the Borrower and/or the applicable Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to such designation. Upon any such designation (but without duplication of any amount reducing such Investment in such Unrestricted Subsidiary pursuant to the definition of “Investment”), the Borrower and/or the applicable Restricted Subsidiaries shall receive a credit against the applicable clause in Section 9.3 that was utilized for the Investment in such Unrestricted Subsidiary for all returns in respect of such Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by such Restricted Subsidiary at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (to the extent assumed). SECTION 8.18 Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. SECTION 8.19 [Reserved]. SECTION 8.20 Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. (b) Provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

96 143736938_6 SECTION 8.21 Post-Closing Matters. Execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 8.21, in each case within the applicable corresponding time limits specified on such schedule. ARTICLE IX NEGATIVE COVENANTS Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Restricted Subsidiaries to: SECTION 9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except: (a) Indebtedness incurred under this Agreement and the other Loan Documents (including the Obligations and Indebtedness incurred pursuant to Section 5.13 hereof); (b) Indebtedness and obligations (i) owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) owing under Secured Cash Management Agreements; (c) the Permitted Notes and other Indebtedness existing on the Closing Date and listed on Schedule 9.1, and any refinancings, refundings, renewals, extensions and replacements of any such Indebtedness with Indebtedness of a similar type that does not (i) increase the outstanding principal amount thereof, (ii) have an earlier maturity date or shorter Weighted Average Life to Maturity than such Indebtedness, or (iii) have additional obligors or guarantors than such Indebtedness; (d) Indebtedness incurred in connection with Capital Lease Obligations and purchase money Indebtedness in an aggregate amount not to exceed $50,000,000 at any time outstanding; (e) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $30,000,000 at any time outstanding; (f) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, deferred purchase price obligation, earn-out, non-compete, or similar obligation of Borrower or the applicable Credit Party incurred in connection with the consummation of one or more Acquisitions permitted hereunder or any acquisition consummated prior to the Closing Date; (g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Restricted Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

97 143736938_6 (h) Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (g) of this Section; (i) unsecured intercompany Indebtedness owing (i) by and among the Credit Parties, (ii) by and among the Non-Guarantor Subsidiaries, (iii) by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent) and (iv) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3(a)(vi); (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; (k) Indebtedness and other obligations incurred and owing to a Lender or an Affiliate thereof in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Agreements, in each case, incurred in the ordinary course of business; (l) Subordinated Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed $40,000,000 at any time outstanding; provided, that in the case of each incurrence of such Subordinated Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Subordinated Indebtedness and (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a Pro Forma Basis after giving effect to the issuance of any such Subordinated Indebtedness; (m) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing; (n) Indebtedness arising with respect to customary indemnification obligations to purchasers in connection with permitted Asset Dispositions; (o) Indebtedness of Non-Guarantor Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; (p) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Borrower or its Subsidiaries purchase or redeem Equity Interests or options of the Borrower permitted pursuant to Section 9.6(d)(iv); provided that the aggregate principal amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding; (q) Indebtedness incurred pursuant to factoring, receivables and securitization facilities in an amount not to exceed $50,000,000 in the aggregate at any time outstanding; (r) Indebtedness of the Credit Parties in the form of one or more series of either senior unsecured term loans or notes or senior secured term loans or notes that (x) may be secured by Liens on the Collateral that are pari passu with or junior to the Liens of the Administrative Agent or may be unsecured, and (x) may rank pari passu with or subordinated to, the Obligations (in each case of clauses (x) and (y), “Incremental Equivalent Debt”); provided that:

98 143736938_6 (i) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Equivalent Debt shall not exceed the Incremental Facilities Limit; (ii) no Default or Event of Default (or, solely with respect to any Limited Condition Acquisition, an Event of Default under Section 10.1(a), (b), (h) or (i)) shall exist on such date of incurrence immediately prior to or after giving effect to such Incremental Equivalent Debt; (iii) the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.15 after giving effect to (1) such Incremental Equivalent Debt and (2) any Permitted Acquisition, refinancing, incurrence of Indebtedness or other action consummated in connection therewith; provided that, with respect to any Limited Condition Acquisition, the date of determination with respect to this clause (iii) shall be the LCT Test Date; (iv) such Incremental Equivalent Debt (i) that is secured on a pari passu basis with the Secured Obligations does not mature on or prior to the then Term Loan Maturity Date (except in the case of customary bridge loans which, subject to customary conditions (including no Event of Default under Section 10.1(a), (b), (h) or (i)), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above), or have a shorter Weighted Average Life to Maturity than the Term Loans under the then existing Term Loan Facility and (ii) that is secured on a junior basis to the Secured Obligations or is unsecured does not mature earlier than 91 days after the then Term Loan Maturity Date at the time of such issuance (except in the case of customary bridge loans which, subject to customary conditions (including no Event of Default under Section 10.1(a), (b), (h) or (i)), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above) and shall require no amortization, prepayments, redemptions, repurchases or similar required payments (other than customary offers to purchase in connection with a change of control or cross-acceleration) prior to its stated final maturity date; (v) if secured, shall be secured only by the Collateral and on a pari passu or junior basis with the Collateral securing the Secured Obligations and subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; (vi) no Incremental Equivalent Debt may be guaranteed by any Person that is not a Credit Party or secured by any assets other than those constituting Collateral; and (vii) such Incremental Equivalent Debt shall be on terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole). (s) other unsecured Indebtedness; provided, that as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 8.1(a) or (b), the Consolidated Total Net Leverage Ratio on a Pro Forma Basis immediately after giving effect to such Indebtedness (assuming such Indebtedness has been fully funded, but without netting the proceeds thereof) does not exceed 4.75:1.00; provided that:

99 143736938_6 (i) no Default or Event of Default (or, solely with respect to any Limited Condition Acquisition, an Event of Default under Section 10.1(a), (b), (h) or (i)) would result from such Indebtedness; (ii) such Indebtedness does not mature earlier than 91 days after the then Term Loan Maturity Date at the time of such issuance (except in the case of customary bridge loans which, subject to customary conditions (including no Event of Default under Section 10.1(a), (b), (h) or (i)), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature prior to the date set forth above) or have a shorter Weighted Average Life to Maturity than the Term Loans under the then existing Term Loan Facility; (iii) the aggregate principal amount of such Indebtedness incurred by Non-Guarantor Subsidiaries shall not exceed $30,000,000; and (iv) such Indebtedness shall be on terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); (t) Indebtedness of any Credit Party or any Restricted Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed the greater of (x) $45,000,000 and (y) 2.5% of the Consolidated Total Assets at any time outstanding; and (u) Credit Agreement Refinancing Indebtedness incurred pursuant to Section 5.18 hereof. SECTION 9.2 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except: (a) (i) Liens created pursuant to the Loan Documents and (ii) Liens on cash or deposits granted in favor of the Swingline Lender or the Issuing Lender to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans; (b) Liens in existence on the Closing Date and described on Schedule 9.2, including Liens incurred in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing; (c) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; (d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not,

100 143736938_6 individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Restricted Subsidiaries; (e) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof; (f) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business; (g) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries; (h) Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable); (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments; (j) (i) Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Restricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens and (D) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement); (k) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Restricted Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 9.1(c), (e), or (o); (l) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4- 210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary

101 143736938_6 bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of any Borrower or any Subsidiary thereof; (m) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract; (n) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness; (o) Liens on assets to secure any factoring or receivables securitization agreement or similar arrangement permitted pursuant to Section 9.1(q); (p) Liens on the assets of the Non-Guarantor Subsidiaries securing the Indebtedness of the Non-Guarantor Subsidiaries; (q) Liens securing Incremental Equivalent Debt; and (r) other Liens on the Property of any Credit Party or their respective Restricted Subsidiaries not otherwise permitted pursuant to this Section; provided, that the aggregate amount of Indebtedness secured by such Liens does not exceed the greater of (i) $45,000,000, and (ii) 2.5% of the Consolidated Total Assets at any time outstanding. SECTION 9.3 Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, by Division or otherwise, any Equity Interests, interests in any partnership or joint venture (including the creation or capitalization of any Restricted Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or hold, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person or make any Acquisition (all the foregoing, “Investments”) except: (a) (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) or described on Schedule 9.3, (iii) Investments made after the Closing Date by any Credit Party in any other Credit Party, (iv) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (v) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party; and (vi) Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed $20,000,000; (b) Investments in cash and Cash Equivalents; (c) Investments by the Borrower or any of its Restricted Subsidiaries in the form of Capital Expenditures; (d) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

102 143736938_6 (e) Hedge Agreements permitted pursuant to Section 9.1; (f) purchases of assets in the ordinary course of business; (g) Investments by the Borrower or any Subsidiary thereof (i) in the form of Permitted Acquisitions, (ii) in joint ventures in an aggregate amount not to exceed $20,000,000 at any time outstanding and (iii) in Unrestricted Subsidiaries made after the Closing Date in aggregate amount not to exceed $5,000,000; (h) Investments in the form of loans and advances to officers, directors, consultants and employees in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances); (i) Investments in the form of intercompany Indebtedness permitted pursuant to Section 9.1(i); (j) Guaranty Obligations permitted pursuant to Section 9.1; (k) Investments (including debt obligations) received (but not purchased) in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (l) Investments in connection with any Permitted Call Spread Transactions; and (m) other Investments of any Credit Party or their respective Restricted Subsidiaries not otherwise permitted pursuant to this Section; provided, that the aggregate amount of all such Investments shall not exceed the greater of (i) $45,000,000, and (ii) 2.5% of the Consolidated Total Assets at any time outstanding. For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). SECTION 9.4 Fundamental Changes. (a) Merge, consolidate or enter into any similar combination with (including by Division) any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except: (i) (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated, liquidated, dissolved, wound up or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that when any Subsidiary Guarantor is merging, amalgamating, liquidating, dissolving, winding up or consolidating with another Subsidiary, such Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Subsidiary Guarantor to the extent required under, and within the time period set forth in Section 8.14, with which the Borrower shall comply in connection with such transaction); (ii) (i) any Non-Guarantor Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor

103 143736938_6 Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any Credit Party in a transaction in which the Credit Party is the surviving entity; provided that if such transaction involves the Borrower, the Borrower shall be the surviving entity; (iii) (A) any Non-Guarantor Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, Division or otherwise) to (x) any other Non-Guarantor Subsidiary or (y) any Credit Party; provided that the consideration for any such disposition under this clause (y) shall not exceed the fair market value of such assets and (B) any Credit Party (other than the Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, Division or otherwise) to any other Credit Party; (iv) (i) to make certain permitted Investments permitted by Section 9.4 and (ii) to consummate dispositions permitted by Section 9.5 (other than Section 9.5(a)(7)); (v) any Wholly-Owned Restricted Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Restricted Subsidiary was formed to acquire in connection with a Permitted Acquisition, provided that (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.15 in connection therewith); and (vi) any Person may merge into the Borrower or any of its Wholly-Owned Restricted Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower. (b) Consummate a Division as the Dividing Person, without the prior written consent of the Administrative Agent. Without limiting the foregoing, if any Subsidiary Guarantor consummates a Division (with or without the prior consent of the Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 8.14 and the other further assurances obligations set forth in the Loan Documents and become a Subsidiary Guarantor under this Agreement and the other Loan Documents. SECTION 9.5 Asset Dispositions. Make any Asset Disposition except: (a) the sale, abandonment or other disposition of (1) obsolete, worn-out, or surplus assets or assets no longer used in the business of the Borrower or any of its Restricted Subsidiaries, (2) non-core assets that are not commercially desirable to maintain or not used or useful in the business of the Borrower or any of its Restricted Subsidiaries, acquired in connection with any Permitted Acquisition or other permitted Investments, in the ordinary course of business, (3) Equity Interests and assets of Unrestricted Subsidiaries, (4) accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, collection or settlement of factoring or receivables securitization agreements or arrangements permitted hereunder in the ordinary course of business or consistent with past practice, (5) assets to consummate an asset swap or effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice, (6) assets to consummate Permitted Sale Leaseback Transactions, and (7) Asset Dispositions permitted pursuant to and subject to the limitations set forth in Section 9.4;

104 143736938_6 (b) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Restricted Subsidiaries; (c) leases, subleases, licenses or sublicenses of assets granted by the Borrower or any of its Restricted Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries and the leasing of real property owned by the Borrower consistent with its historical practices to the extent such real property location is not necessary or useful in the conduct of its business; (d) dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 5.16(b) are complied with in connection therewith; (e) the lapse of registered patents, trademarks and other intellectual property of Borrower and its Restricted Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Lenders; (f) other Asset Dispositions to the extent the Net Cash Proceeds from such Asset Disposition are reinvested or used to prepay the Loans in accordance with Section 5.16(b); and (g) Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) the aggregate fair market value of all property disposed of since the Closing Date during the term of this Agreement in reliance on this clause (g) shall not exceed the greater of (1) $300,000,000, and (2) 17.5% of the Consolidated Total Assets. SECTION 9.6 Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Restricted Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Restricted Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that: (a) the Borrower or any Restricted Subsidiary thereof may pay dividends in shares of its own Qualified Equity Interests; (b) any Restricted Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor or ratably to all holders of its outstanding Qualified Equity Interests; (c) the Borrower or any Restricted Subsidiary thereof may make payments, deliveries or distributions in connection with any Permitted Call Spread Transactions or Permitted Convertible Indebtedness. Without limiting the foregoing, the Borrower or any Restricted Subsidiary thereof may (a) enter into (including any payments of premiums in connection therewith) Permitted Bond Hedge Transactions and Permitted Warrant Transactions; (b) make any payment in connection with Permitted Convertible Indebtedness or Permitted Warrant Transactions by delivery of shares of its common stock upon settlement thereof (together with cash in lieu of fractional shares) or set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination or cancellation thereof; (c) make payments of interest required to be made pursuant to the terms of any Permitted Convertible Indebtedness; (d) make any payment in cash to holders of Permitted Convertible Indebtedness upon conversion, repurchase or redemption thereof; (e) make cash payments to satisfy obligations in respect

105 143736938_6 of Permitted Warrant Transactions; and (f) receive shares of its own common stock and/or cash on account of settlements and/or terminations or cancellations of any Permitted Bond Hedge Transactions; (d) the Borrower may repurchase, redeem, retire or otherwise acquire any of its outstanding Equity Interests, provided, that the aggregate consideration paid with respect to any such acquisitions does not exceed $50,000,000 during any Fiscal Year, with any unused capacity under this Section 9.6(d) at the end of each Fiscal Year being carried forward to the succeeding Fiscal Year; (e) the Borrower may pay cash dividends to the holders of its outstanding Equity Interests in an aggregate amount not to exceed $35,000,000 during any Fiscal Year, to the extent such cash dividend is duly approved and adopted by the Board of Directors; provided that no Default or Event of Default shall have occurred and be continuing at the time of declaration thereof; and (f) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any Restricted Subsidiary thereof shall be permitted to make other Restricted Payments not otherwise permitted pursuant to this Section; provided that, as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 8.1(a) or (b), the Consolidated Total Net Leverage Ratio, on a Pro Forma Basis immediately after giving effect to such payment, does not exceed 3.00 to 1.00. SECTION 9.7 Transactions with Affiliates. Directly or indirectly enter into any transaction, with an aggregate consideration in excess of $1,000,000, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrower or any of its Restricted Subsidiaries, or (b) any Affiliate of any such officer, director or holder, other than: (i) transactions (A) with any Person constituting an Affiliate permitted by Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.13 and (B) by and among Credit Parties and their respective Restricted Subsidiaries to the extent not otherwise prohibited pursuant to the terms of the Loan Documents; (ii) transactions existing on the Closing Date and described on Schedule 9.7; (iii) other transactions on terms as favorable as would be obtained by it on a comparable arm’s- length transaction with an independent, unrelated third party as determined in good faith by the Borrower; provided that, if such transaction involves one or more payments by the Borrower or its Restricted Subsidiaries in excess of $2,500,000, such determination shall be made by the board of directors of the Borrower; (iv) reasonable compensation, severance or other employee benefit arrangements (including equity incentive plans and employee benefit plans and arrangements) with officers, employees and outside directors of the Borrower and its Restricted Subsidiaries in the ordinary course of business; and (v) so long as it has been approved by Borrower’s or its applicable Restricted Subsidiary’s board of directors (or comparable governing body) in accordance with, and to the extent such approval is required by, applicable law, any indemnity provided for the benefit of officers and directors (or comparable managers) of Borrower or its applicable Restricted Subsidiary, and payment of customary fees and reasonable out -of -pocket costs in connection with the Transactions or in the ordinary course of business to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Restricted Subsidiaries.

106 143736938_6 SECTION 9.8 Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required or recommended by GAAP. (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents), in each case, in any manner materially adverse to the rights or interests of the Lenders unless such amendment, modification or change is required by or to comply with Applicable Law. SECTION 9.9 Payments and Modifications of Subordinated Indebtedness. (a) Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any documents governing Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder or would violate the subordination terms thereof or the subordination agreement applicable thereto. (b) Cancel, forgive, make any payment or prepayment on, purchase, defease, redeem or acquire for value (including (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness, except: (i) refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Sections 9.1(c), (i), (l) and (n), and by any subordination agreement applicable thereto; (ii) the payment of interest, expenses and indemnities in respect of Subordinated Indebtedness incurred under Sections 9.1(i), (l) and (n) (other than any such payments prohibited by the subordination provisions thereof); and (iii) redemptions, repurchases, prepayments or other acquisitions of Subordinated Indebtedness, so long as no Event of Default has occurred and is continuing or would result therefrom and as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Sections 8.1(a) or (b), the Consolidated Total Net Leverage Ratio is less than or equal to 3.00 to 1.00, on a Pro Forma Basis immediately after giving effect to such redemptions, repurchases, prepayments or other acquisitions of Subordinated Indebtedness. SECTION 9.10 No Further Negative Pledges; Restrictive Agreements. (a) Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d); provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith, (iii) restrictions contained in the organizational documents of any Credit Party as of the Closing Date and (iv) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

107 143736938_6 (b) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor, (iii) make loans or advances to the Borrower or any Subsidiary Guarantor, (iv) sell, lease or transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor or (v) act as a Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided, that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business. SECTION 9.11 Nature of Business. Engage in any business other than the business conducted by the Borrower and its Restricted Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof. SECTION 9.12 [Reserved]. SECTION 9.13 Sale Leasebacks. Except with respect to Permitted Sale Leaseback Transactions, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Restricted Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Restricted Subsidiary of a Credit Party or (b) which any Credit Party or any Restricted Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Restricted Subsidiary to another Person which is not another Credit Party or Restricted Subsidiary of a Credit Party in connection with such lease. SECTION 9.14 [Reserved]. SECTION 9.15 Financial Covenants. (a) Consolidated Secured Net Leverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, permit the Consolidated Secured Net Leverage Ratio to be greater than (x) during the exercise of the Financial Covenant Increase Option by the Borrower, 3.25 to 1.00 and (y) at any other time, 2.75 to 1.00. (b) Consolidated Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

108 143736938_6 (c) Minimum Liquidity. On or after that date which is six (6) months prior to the stated maturity date of any Permitted Convertible Indebtedness, the Borrower and its Restricted Subsidiaries shall maintain Liquidity in an amount equal to the sum of: (i) the face amount of such Permitted Convertible Indebtedness, plus (ii) $30,000,000. SECTION 9.16 [Reserved]. SECTION 9.17 Disposal of Subsidiary Interests. Permit any Material Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except (a) as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5 or (b) so long as such Domestic Subsidiary continues to be a Subsidiary Guarantor. ARTICLE X DEFAULT AND REMEDIES SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default: (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise). (b) Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue following notice of such default to the Borrower (i) for a period of two (2) Business Days for any interest payment due hereunder, and (ii) for a period of five (5) Business Days for any other fees or other amounts due hereunder. (c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made. (d) Default in Performance of Certain Covenants. Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2(a), 8.3 (with respect to delivery of written notices of Default or Event of Default), 8.4 (with respect to Borrower’s existence), 8.16, 8.18 or Article IX. (e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 10.1) or any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) written notice thereof from the Administrative Agent to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

109 143736938_6 (f) Indebtedness Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, any Reimbursement Obligation) the aggregate outstanding amount (or, with respect to any Hedge Agreement, the Hedge Termination Value) of which Indebtedness is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired), provided, however, that notwithstanding anything to the contrary in the foregoing, the satisfaction of any condition or the occurrence of any event that would permit the holders of Permitted Convertible Indebtedness to convert or require the repurchase of such Permitted Convertible Indebtedness (it being understood that, in the case of any requirement to repurchase such Permitted Convertible Indebtedness, any default in the payment of the repurchase price when and as required shall, if the amount of such repurchase price exceeds the Threshold Amount, be a default under the immediately preceding clause (i) notwithstanding this proviso) shall not constitute an Event of Default under clause (ii). (g) Change in Control. Any Change in Control shall occur. (h) Voluntary Bankruptcy Proceeding. Any Credit Party or any Restricted Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing. (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered. (j) Failure of Agreements. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Restricted Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interests in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

110 143736938_6 (k) ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount (any applicable grace period having expired), (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability that would reasonably be expected to have a Material Adverse Effect. (l) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Restricted Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof. SECTION 10.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower: (a) Acceleration; Termination of Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding. (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the Minimum Collateral Amount of the aggregate then-undrawn and unexpired amount of such Letter of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower. (c) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

111 143736938_6 SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. (a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. SECTION 10.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall, subject to Sections 5.14 and 5.15, be applied by the Administrative Agent as follows: First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause First payable to them; Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

112 143736938_6 Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and Secured Hedge Obligations and Secured Cash Management Obligations then owing and to Cash Collateralize any L/C Obligations then outstanding, ratably among the holders of such obligations in proportion to the respective amounts described in this clause Fourth payable to them; and Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law. Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto. SECTION 10.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations arising under the Loan Document that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

113 143736938_6 SECTION 10.6 Credit Bidding. (a) The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9- 620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.2 (b) Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. ARTICLE XI THE ADMINISTRATIVE AGENT SECTION 11.1 Appointment and Authority. (a) Each of the Lenders and the Issuing Lender hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan

114 143736938_6 Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys- in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. SECTION 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. SECTION 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

115 143736938_6 The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. SECTION 11.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. SECTION 11.6 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders,

116 143736938_6 appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal. (d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. SECTION 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each

117 143736938_6 Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. SECTION 11.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, bookrunners or arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. SECTION 11.9 Collateral and Guaranty Matters. (a) Each of the Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion: (i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) Secured Cash Management Obligations or Secured Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made) and the expiration or termination of all Letters of Credit, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Credit Party permitted under the Loan Documents, as certified by the Borrower, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2; (ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; (iii) to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, as certified by the Borrower; and (iv) to release any Lien of any mortgage, deed of trust or other real property security document encumbering any real property now owned by any Credit Party in effect immediately prior to the Closing Date. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9 as certified by the Borrower. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

118 143736938_6 (b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. SECTION 11.10 Secured Hedge Obligations and Secured Cash Management Obligations. No holder of any Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations and Secured Hedge Obligations unless the Administrative Agent has received written notice of such Secured Cash Management Obligations and Secured Hedge Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof. SECTION 11.11 Erroneous Payments. (a) Each Lender, the Issuing Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

119 143736938_6 (c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.10 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person. (e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited,

120 143736938_6 and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received. (f) Each party’s obligations under this Section 11.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. (g) Nothing in this Section 11.11 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment. ARTICLE XII MISCELLANEOUS SECTION 12.1 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic communication as follows : If to the Borrower: Patrick Industries, Inc. 107 West Franklin Street Elkhart, IN 46516 Attention of: Jake Petkovich Telephone No.: (574) 220-7344 E-mail: Petkovij@patrickind.com With copies to: McDermott Will & Emery LLP 444 West Lake Street Chicago, IL 60606 Attention of: John Hammond and Anh Lee Telephone No.: (312) 984-7546; (312) 984-7602 Telecopy No.: (312) 984-7700 E-mail: jhammond@mwe.com; anhlee@mwe.com If to Wells Fargo as Administrative Agent: Wells Fargo Bank, National Association MAC D1109-019 1525 West W.T. Harris Blvd. Charlotte, NC 28262 Attention of: Syndication Agency Services Telephone No.: (704) 590-2706 Facsimile No.: (844) 879-5899 With copies to: Wells Fargo Bank, National Association MAC N2774-160 300 North Meridian Street, Suite 1600 Indianapolis, IN 46204

121 143736938_6 Attention of: Kyle C. Lacey Telephone No.: (317) 977-1119 Telecopy No.: (317 977-1118 E-mail: kyle.c.lacey@wellsfargo.com and: McGuireWoods LLP 201 North Tryon Street, Suite 3000 Charlotte, NC 28202-2146 Attention of: Eric Burk Telephone No.: (704) 373-8969 Telecopy No.: (704) 444-8826 E-mail: eburk@mcguirewoods.com If to any Lender: To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II or III if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested (d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Any Lender may

122 143736938_6 change its address or other contact information for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender. (e) Platform. (i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform. (ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses). (f) Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws. SECTION 12.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall: (a) without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Commitment;

123 143736938_6 (b) increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender; (c) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Credit Commitment hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; (d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clauses (iv) and (viii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder; (e) change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby; (f) change Section 5.16 in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby; (g) except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders,” or “Required Revolving Credit Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; (h) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender; (i) release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Subsidiary Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender; (j) release or subordinate all or substantially all of the Collateral or release or subordinate any Security Document which would have the effect of releasing or subordinating all or substantially all of the Collateral (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender; or (k) subordinate (or otherwise lower the priority of) the Obligations in right of payment; provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition

124 143736938_6 to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or modify Section 12.25 hereof; (iv) the Fee Letters or any other fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Document may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (vii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision, (viii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 5.8(c) in accordance with the terms of Section 5.8(c) and (ix) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (1) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (2) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents, and (y) to enter into amendments or modifications to this Agreement (including amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders or Required Revolving Credit Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to make amendments to any outstanding tranche of Term Loans to permit any

125 143736938_6 Incremental Term Loan Commitments and Incremental Term Loans to be “fungible” (including for purposes of the Code) with such tranche of Term Loans, including increases in the Applicable Margin or any fees payable to such outstanding tranche of Term Loans or providing such outstanding tranche of Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Loan Commitments or Incremental Term Loans; provided that any such amendments or modifications to such outstanding tranche of Term Loans shall not directly adversely affect the Lenders holding such tranche of Term Loans without their consent. SECTION 12.3 Expenses; Indemnity. (a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided, that such expenses shall be limited (x) in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and its Affiliates and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty which, in each case, shall exclude allocated costs of in-house counsel, and (y) in the case of other consultants and advisers, to the fees and expenses of such persons approved by Borrower, (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative

126 143736938_6 Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor. (f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

127 143736938_6 SECTION 12.4 Right of Set Off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Swingline Lender, or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender or its Affiliates as to which such right of setoff was exercised. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. SECTION 12.5 Governing Law; Jurisdiction, Etc. (a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender may otherwise have

128 143736938_6 to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. (c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law. SECTION 12.6 Waiver of Jury Trial. (a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. (b) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS: (i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA. (ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN

129 143736938_6 A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER. (iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES. (iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE. (v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. (vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

130 143736938_6 (vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. SECTION 12.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its (or its applicable Affiliate’s) applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent. SECTION 12.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. SECTION 12.9 Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that any Operating Lease (including any Operating Lease that is amended or replaced after the Closing Date) shall be treated in accordance with Section 1.3. SECTION 12.10 Successors and Assigns; Participations. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted

131 143736938_6 assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions: (i) Minimum Amounts. in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of either the Revolving Credit Facility or the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth Business Day; (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition: the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

132 143736938_6 the consents of the Issuing Lender and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of

133 143736938_6 this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void). (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, Issuing Lender, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2 that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.8, 5.9, 5.10 and 5.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender, provided such Participant agrees to be subject to Section 5.6 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that

134 143736938_6 such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. SECTION 12.11 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative or other compulsory proceeding or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (k) to the extent that such information is independently developed by such party, (l) to the extent required by an insurance company in connection with providing insurance coverage or providing reimbursement pursuant to this Agreement, or (m) for purposes of establishing a “due diligence” defense. Borrower consents to the publication by the Administrative Agent or any Lender of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using Borrower’s name, and with the consent of Borrower, logo or trademark. For purposes of this Section, “Information” means all information received from any Credit

135 143736938_6 Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. SECTION 12.12 Performance of Duties. Each Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense. SECTION 12.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied (other than contingent indemnification obligations not then due), any of the Commitments remain in effect or the Credit Facility has not been terminated. SECTION 12.14 Survival. (a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder. (b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before. SECTION 12.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. SECTION 12.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

136 143736938_6 SECTION 12.17 Counterparts; Integration; Effectiveness; Electronic Execution. (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterparty hereof. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. (b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. SECTION 12.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination. SECTION 12.19 USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws. SECTION 12.20 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, if before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX. SECTION 12.21 No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-

137 143736938_6 length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arrangers or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. (b) Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower or any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, Arranger, the Borrower or any Affiliate of the foregoing. Each Lender, Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, Arranger, the Borrower or any Affiliate of the foregoing. SECTION 12.22 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitment of the Lenders hereunder. SECTION 12.23 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the

138 143736938_6 Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect. SECTION 12.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. SECTION 12.25 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

139 143736938_6 (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto); SECTION 12.26 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and

140 143736938_6 agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 12.26, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Signature pages to follow]

Patrick Industries, Inc. Signature Page to Fourth Amended and Restated Credit Agreement CAPITAL ONE, NATIONAL ASSOCIATION., as Lender By: Name: Eric Purzycki Title: Duly Authorized Signatory

Patrick Industries, Inc. Signature Page to Fourth Amended and Restated Credit Agreement TRUIST BANK, as Lender By: Name: Tesha Winslow Title: Director

Patrick Industries, Inc. Signature Page to Fourth Amended and Restated Credit Agreement U.S. BANK NATIONAL ASSOCIATION, as Lender By: Name: Cassie Kim Title: Senior Vice President

143981416_2 EXHIBIT A-1 TO CREDIT AGREEMENT Form of Revolving Credit Note REVOLVING CREDIT NOTE $_________________ Indianapolis, Indiana ________________ FOR VALUE RECEIVED, PATRICK INDUSTRIES, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the order of ____________________ (the “Lender”), the principal sum of _________________ Dollars ($__________________), or, if less, the aggregate unpaid amount of all “Revolving Credit Loans” (as defined in the Credit Agreement referred to below) from time to time made by the Lender to the Borrower pursuant to Section 2.1 of the “Credit Agreement” (as defined below) on the “Revolving Credit Maturity Date” (as defined in the Credit Agreement), or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan made by Lender from the date of such Revolving Credit Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent (as defined below), to such domestic account as the Administrative Agent may designate, in same day funds. At the time of each of Lender’s Revolving Credit Loans, and upon each payment or prepayment of principal of such Revolving Credit Loan, the Lender shall make a notation in the Lender’s own books and records, in each case specifying the amount of such Revolving Credit Loan, the respective Interest Period thereof, in the case of LIBOR Rate Loans, or the amount of principal paid or prepaid with respect to such Revolving Credit Loan, as the case may be; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement. This Revolving Credit Note (this “Note”) is one of the “Revolving Credit Notes” referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of April 20, 2021 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time parties thereto as Lenders (such financial institutions being herein referred to collectively as the “Lenders”) and Wells Fargo Bank, National Association, as one of the Lenders and as Administrative Agent for the Lenders (the “Administrative Agent”). The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Lender to the Borrower from time to time in an aggregate outstanding principal amount not to exceed at any time such Lender’s Revolving Credit Commitment, the indebtedness of the Borrower resulting from each such Revolving Credit Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof, without penalty or premium, upon the terms and conditions therein specified. The Borrower and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of acceptance of this Note by the Lender and expressly agree that this Note and any

143981416_2 payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder. The Borrower expressly agrees that the Lender shall not be required first to institute any suit or to exhaust its remedies against Borrower or any other person or party to become liable hereunder or against any collateral, in order to enforce this Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the Borrower shall be and remain, directly and primarily liable for all Obligations. Whenever reference is made to the Administrative Agent, the Lender or the Borrower in this Note, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Note shall be binding upon and shall inure to the benefit of said permitted successors and permitted assigns. Any of the Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession. This Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of New York. [Signature page follows]

Signature Page to Revolving Credit Note 143981416_2 PATRICK INDUSTRIES, INC. By: Name: Title:

143981416_2 EXHIBIT A-2 TO CREDIT AGREEMENT Form of Swingline Note SWINGLINE NOTE $__________________ Indianapolis, Indiana ________________ FOR VALUE RECEIVED, PATRICK INDUSTRIES, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the order of _______________ (the “Lender”), the principal sum of ____________________ Dollars ($_______________), or, if less, the aggregate unpaid amount of all “Swingline Loans” (as defined in the Credit Agreement referred to below) from time to time made by the Lender to the Borrower pursuant to Section 2.2 of the “Credit Agreement” (as defined below) on or before the “Revolving Credit Maturity Date” (as defined in the Credit Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of the Lender’s Swingline Loans from the date of such Swingline Loans until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent (as defined below), to such domestic account as the Administrative Agent may designate, in same day funds. At the time of each Swingline Loan, and upon each payment or prepayment of principal of each Swingline Loan, the Lender shall make a notation in the Lender’s own books and records, in each case specifying the amount of such Swingline Loan or the amount of principal paid or prepaid with respect to such Swingline Loan, as the case may be; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement. This Swingline Note (this “Note”) is the “Swingline Note” referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of April 20, 2021 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time parties thereto as the Lenders (such financial institutions being herein referred to collectively as the “Lenders”) and Wells Fargo Bank, National Association, as one of the Lenders and as Administrative Agent for the Lenders (the “Administrative Agent”). The Credit Agreement, among other things, (i) provides for the making of the Lender’s Swingline Loans in an amount not to exceed at any time such Swingline Lender’s Swingline Commitment, the indebtedness of the Borrower resulting therefrom being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Borrower and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of acceptance of this Note by the Lender and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

143981416_2 The Borrower expressly agrees that the Lender shall not be required first to institute any suit or to exhaust its remedies against the Borrower or any other person or party to become liable hereunder or against any collateral, in order to enforce this Note; and expressly agrees that, notwithstanding the occurrence of any of the foregoing, the Borrower shall be and remain, directly and primarily liable for all Obligations. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Note shall be binding upon and shall inure to the benefit of said permitted successors and permitted assigns. Any of the Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession. This Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws (without regard to the conflicts of law provisions) of the State of New York. [Signature page follows]

Signature Page to Swingline Note 143981416_2 PATRICK INDUSTRIES, INC. By: Name: Title:

143981416_2 EXHIBIT A-3 TO CREDIT AGREEMENT Form of Term Loan Note TERM LOAN NOTE $__________________ Indianapolis, Indiana ________________ FOR VALUE RECEIVED, PATRICK INDUSTRIES, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the order of ________________(the “Lender”), the principal sum of _______________ Dollars ($___________________), such amount representing the original aggregate principal amount of the Lender’s “Term Loan” (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to Section 4.1 of the “Credit Agreement” (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement. Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in installments as set forth in the Credit Agreement with a final installment payable on the Term Loan Maturity Date. Borrower promises to pay interest on the unpaid principal amount of the Lender’s Term Loan from the date of such Term Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent (as defined below), to such domestic account as the Administrative Agent may designate, in same day funds. At the time of the Lender’s Term Loan, and upon each payment or prepayment of principal of the Lender’s Term Loan, the Lender shall make a notation in the Lender’s own books and records, in each case specifying the amount of such Term Loan or the amount of principal paid or prepaid with respect to such Term Loan, as the case may be; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement. This Term Loan Note (this “Note”) is one of the “Term Loan Notes” referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement, dated as of April 20, 2021 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time parties thereto as Lenders (such financial institutions being herein referred to collectively as the “Lenders”) and Wells Fargo Bank, National Association, as one of the Lenders and as Administrative Agent for the Lenders (the “Administrative Agent”). The Credit Agreement, among other things, (i) provides for the making of the Lender’s Term Loan by the Lender to the Borrower in an aggregate amount not to exceed such Lender’s Term Loan Commitment, the indebtedness of the Borrower resulting therefrom being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Borrower and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of acceptance of this Note by the Lender and expressly agree that this Note and any

143981416_2 payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder. The Borrower expressly agrees that the Lender shall not be required first to institute any suit or to exhaust its remedies against Borrower or any other person or party to become liable hereunder or against any collateral, in order to enforce this Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the Borrower shall be and remain, directly and primarily liable for all Obligations. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Note shall be binding upon and shall inure to the benefit of said permitted successors and permitted assigns. Any of the Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession. This Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of New York. [Signature page follows]

Signature Page to Term Loan Note 143981416_2 PATRICK INDUSTRIES, INC. By: Name: Title:

143981416_2 EXHIBIT B TO CREDIT AGREEMENT Form of Notice of Borrowing TO: Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (“Administrative Agent”) under the Fourth Amended and Restated Credit Agreement, dated as of April 20, 2021, by and among Patrick Industries, Inc., an Indiana corporation (the “Borrower”), the Lenders who are party to the Credit Agreement and the Lenders who may become a party to the Credit Agreement pursuant to the terms hereof and the Administrative Agent (as originally executed or from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) The Borrower hereby gives to the Administrative Agent a Notice of Borrowing pursuant to Section 2.3 of the Credit Agreement, and the Borrower hereby requests to borrow on __________ ____, 20___: (a) from the Lenders in accordance with their Revolving Credit Commitment Percentages, an aggregate principal amount of $_____________ in Revolving Credit Loans as a [ ] Base Rate Loan [ ] LIBOR Rate Loan Applicable Interest Period of ________ month(s). (b) from the Swingline Lender, $__________ in Swingline Loans as a Base Rate Loan. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the conditions contained in Sections 6.1 and 6.2, as applicable, of the Credit Agreement have been satisfied. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice of Borrowing. [Remainder of page intentionally left blank; signatures appear on following page.]

143981416_2 Dated:_________________, 20___ PATRICK INDUSTRIES, INC., as Borrower By: Name: Title:

143981416_2 EXHIBIT C TO CREDIT AGREEMENT NOTICE OF ACCOUNT DESIGNATION Dated ________ Wells Fargo Bank, NA 1525 W WT Harris Blvd. Charlotte, NC 28262-0680 Attn: Syndication Agency Services Ladies and Gentlemen: This Notice of Account Designation is delivered pursuant to the Fourth Amended and Restated Credit Agreement dated as of April 20, 2021, by and among Patrick Industries, Inc., the financial institutions party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. 1. The Administrative Agent is hereby authorized to disburse all Loan Proceeds into the following account: Bank Name: ______________________ ABA Routing Number: ______________________ Account Number: ______________________ Account Name: ______________________ 2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent. IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of _____________, 20__. PATRICK INDUSTRIES, INC., as Borrower By: Name: Title:

143981416_2 EXHIBIT D TO CREDIT AGREEMENT Form Notice of Prepayment [LETTERHEAD OF PATRICK INDUSTRIES, INC.] _______________, 20__ Wells Fargo Bank, National Association, as Administrative Agent MAC N2774-160 300 North Meridian Street, Suite 1600 Indianapolis, IN 46204 Re: Fourth Amended and Restated Credit Agreement dated as of April 20, 2021 Ladies and Gentlemen: Pursuant to Sections 2.4(c) and 4.4 of the Credit Agreement, we hereby give notice that Borrower intends to prepay $____________ of the outstanding principal amount of the [Revolving Credit Loans], [Swingline Loans] [or] [Term Loans] on _______________. All capitalized terms used in this notice are used with the meanings ascribed to such terms in the Credit Agreement. Very truly yours, PATRICK INDUSTRIES, INC. By: Name: Title:

143981416_2 EXHIBIT E TO CREDIT AGREEMENT NOTICE OF CONVERSION/CONTINUATION [Date] Wells Fargo Bank, National Association, as Administrative Agent MAC N2774-160 300 North Meridian Street, Suite 1600 Indianapolis, IN 46204 1. Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of April 20, 2021, among Wells Fargo Bank, National Association, as Administrative Agent for the Leaders (“Administrative Agent”), Patrick Industries, Inc., an Indiana corporation (the “Borrower”), the Lenders who are party to the Credit Agreement and the Lenders who may become a party to the Credit Agreement pursuant to the terms thereof (as originally executed of from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein. 2. Pursuant to Section 5.2 of the Credit Agreement, the Borrower hereby irrevocably requests to convert or continue, as the case may be, a [“Base Rate”] [or] [“LIBOR Rate Loan”] as follows: (a) The [[Revolving Credit] or [Term]]* Loan to be converted, or continued, as the case may be, consists of [“Base Rate” or “LIBOR Rate”] Loans in the aggregate principal amount of $__________; (b) Such Borrowing is to be [converted into a Borrowing consisting of the following type(s), amount(s) and, for each LIBOR Rate Loan, Interest Period,] [or] [continued], as follows: Type Amount Interest Period (c) If such Loans are to be converted into LIBOR Rate Loans, the initial Interest Period for such Loans or Portions commencing upon conversion will be __________ months; and (d) The date of the requested conversion is to be __________, ____. 3. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the conditions contained in Section 6.2 of the Credit Agreement have been satisfied. * NTD: Swingline Loans cannot be converted to LIBOR Rate Loans.

143981416_2 IN WITNESS WHEREOF, the Borrower has executed this Notice on the date set forth above. PATRICK INDUSTRIES, INC. By: Name: Title:

143981416_2 EXHIBIT F TO CREDIT AGREEMENT Form of Officer’s Compliance Certificate COMPLIANCE CERTIFICATE This Officer’s Compliance Certificate (this “Certificate”) is made and delivered to Wells Fargo Bank, National Association, as Administrative Agent for the Leaders under the Credit Agreement (as defined below) (the “Agent”), in connection with the Fourth Amended and Restated Credit Agreement dated as of April 20, 2021, among Patrick Industries, Inc., an Indiana corporation (the “Borrower”), the Lenders who are party to the Credit Agreement and the Lenders who may become a party to the Credit Agreement pursuant to the terms thereof and the Agent (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The undersigned, __________________________, hereby certifies that as of the date hereof that he is the __________________ of Patrick Industries, Inc., and further certifies that, to the best of his/her knowledge: 1. Attached hereto as Schedule 1 are the computations reflecting compliance [on a Pro Forma Basis as of [insert applicable date]]2 with the covenants set forth in Section 9.15 of the Credit Agreement 2. [Attached hereto as Schedule 2 are the financial statements and other reporting information required by Borrower and its Subsidiaries pursuant to Article VIII of the Credit Agreement.]3 [SIGNATURES ON FOLLOWING PAGE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 2 NTD: Include if applicable. 3 NTD: Only include if the Officer’s Compliance Certificate is being delivered pursuant to Section 8.2(a).

143981416_2 EXECUTED AND DELIVERED, on ______________, 20____. PATRICK INDUSTRIES, INC. By: Name: Title:

143981416_2 Schedule 1 [Attach financial covenant calculations requested by Section 9.15 of Credit Agreement.]

143981416_2 [Schedule 2 [Financial statements and reports required by Article VIII]]4 4 NTD: Only include if the Officer’s Compliance Certificate is being delivered pursuant to Section 8.2(a).

143981416_2 EXHIBIT G TO CREDIT AGREEMENT FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is entered into as of _____________, 20__ between _________________________ (“Assignor”) and _________________________ (“Assignee”). Reference is made to the “Credit Agreement” described in Annex I attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. 1. In accordance with the terms and conditions of Section 12.10 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I. 2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary Guarantor or the performance or observance by the Borrower or any Subsidiary Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the “Purchase Price” on Annex I represents the amount owed by the Borrower to Assignor with respect to Assignor’s share of the advances made pursuant to that Credit Agreement that are assigned hereunder, as reflected on Assignor’s books and records. 3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (e) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]. 4. Following the execution of this Assignment Agreement by the Assignor and Assignee,

-8- 143981416_2 the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (e) the receipt of any required consent of the Agent, Borrower, Issuing Lender or Swingline Lender, as applicable, and (d) the date specified in Annex I. 5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that expressly survive this assignment as expressly set forth in the Credit Agreement. 6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date. 7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart. 8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

-9- 143981416_2 IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above. [NAME OF ASSIGNOR] as Assignor By: Name: Title: [NAME OF ASSIGNEE] as Assignee By: Name: Title:

-10- 143981416_2 ACCEPTED THIS DAY OF ______________, 20__ WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent [and Issuing Lender/Swingline Lender]5 By: Name: Title: [PATRICK INDUSTRIES, INC. By: Name: Title:]6 5 NTD: Include to the extent needed. 6 NTD: Borrower’s consent required unless an Event of Default has occurred and is continuing at the time of assignment.

Annex 1 – Page 1 143981416_2 ANNEX FOR ASSIGNMENT AND ACCEPTANCE ANNEX I 1. Borrower: Patrick Industries, Inc. 2. Name and Date of Credit Agreement: Fourth Amended and Restated Credit Agreement, dated as of April 20, 2021, by and among Patrick Industries, Inc., an Indiana corporation (the “Borrower”), the Lenders who are party to the Credit Agreement and the Lenders who may become a party to the Credit Agreement pursuant to the terms hereof and Wells Fargo Bank, National Association, as Administrative Agent (together with any permitted successors or assigns, the “Agent”) (as originally executed or from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) 3. Date of Assignment Agreement: 4. Amounts: (a) Assigned Amount of Commitment Percentage $ (b) Assigned Amount of Advances $ 5. Settlement Date: 6. Purchase Price $ 7. Notice and Payment Instructions, etc. Assignee: Assignor: Agreed and Accepted: [ASSIGNOR] [ASSIGNEE] By: By: Title: Title:

Annex 1 – Page 2 143981416_2 ACCEPTED THIS DAY OF ______________, 20__ PATRICK INDUSTRIES, INC., an Indiana corporation, as Borrower By: Name: Title: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent By: Name: Title:

Commitments

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage	Term Loan Commitment	Term Loan Commitment Percentage	Total Commitment
Wells Fargo Bank, National Association	$98,214,285.71	17.86%	$26,785,714.29	17.86%	$125,000,000.00
Bank of America, N.A.	$94,285,714.29	17.14%	$25,714,285.71	17.14%	$120,000,000.00
KeyBank, National Association	$64,821,428.57	11.79%	$17,678,571.43	11.79%	$82,500,000.00
Capital One, N.A.	$58,928,571.43	10.71%	$16,071,428.57	10.71%	$75,000,000.00
Fifth Third Bank, national Association	$58,928,571.43	10.71%	$16,071,428.57	10.71%	$75,000,000.00
Truist Bank	$58,928,571.43	10.71%	$16,071,428.57	10.71%	$75,000,000.00
U.S. Bank National Association	$58,928,571.43	10.71%	$16,071,428.57	10.71%	$75,000,000.00
TD Bank, N.A.	$33,392,857.14	6.07%	$9,107,142.86	6.07%	$42,500,000.00
Lake City Bank	$23,571,428.57	4.29%	$6,428,571.43	4.29%	$30,000,000.00
Total	**$550,000,000.00**	**100.00%**	**$150,000,000.00**	**100.00%**	**$700,000,000.00**

143736938_6

Schedule 1.1 Existing Letters of Credit Issuing Bank Beneficiary L/C number Dollar amount Wells Fargo Travelers Indemnity IS0002309 $145,000.00 Wells Fargo Zurich American Insurance SM239229W $100,000.00 Wells Fargo Sentry Insurance IS0034985U $3,700,000.00 Wells Fargo Scottsdale Insurance Company IS000061860U $695,072.00 Wells Fargo Heller Industrial Parks, Inc. IS000084110 $22,700.00 Wells Fargo Ace American Insurance Company IS000117451U $500,000.00

Schedule 7.1 Jurisdictions of Organization Credit Parties Entity Jurisdiction Patrick Industries, Inc. Indiana Patrick Transportation, LLC Indiana Structural Composites, LLC Indiana Larry Methvin Installations, Inc. California Shower Enclosures America, Inc. California All Counties Glass, Inc. California All State Glass, Inc. California KLS Doors, LLC California Bathroom & Closet, LLC Nevada Transport Indiana, LLC Indiana DEHCO, INC. Indiana DOWCO, Inc. Wisconsin Highland Lakes Acquisition, LLC Delaware Marine Accessories Corporation Arizona Xtreme Marine Corporation Delaware Monster Marine Products, Inc. Delaware Great Lakes Boat Top LLC Delaware Arran Isle, Inc. Indiana Heywood Williams USA, LLC Indiana Bristolpipe, LLC Indiana LaSalle Bristol Corporation Indiana LaSalle Bristol, LLC Delaware LaSalle Bristol, LP Indiana Fresno Shower Door, Inc. California G.G. Schmitt & Sons, Inc. Pennsylvania TOPLINE COUNTERS LLC Washington MADRONA STONE, LLC Washington Geremarie Corporation Illinois TACO METALS, LLC Florida TRANSPORT SYNERGY, LLC Indiana SEI Manufacturing, Inc. Indiana Inland Plywood Company Michigan Front Range Stone, Inc. Colorado Hyperform, Inc. Florida

Other Subsidiaries Entity Jurisdiction Shanghai Daoke Trading Co., Ltd. China Dura Shower Enclosures Co., Ltd. China Marine Accessories Europe Holdco, LLC Delaware Sunrise Pipe and Supply Ltd. British Columbia Adorn Holdings, Inc. Delaware Anything Boating, LLC Tennessee

Schedule 7.2
Subsidiaries and Capitalization

Shareholder	Subsidiary	Number of Shares/Units	Class of Interests	Percentage of Class Owned
Patrick Industries, Inc.	Adorn Holdings, Inc.	50,000 shares authorized; 29,043.956 issued	Class A Common	100%
		10,000 shares authorized; none issued	Class B Common	N/A
		20,000 shares authorized; none issued	Class A Preferred	N/A
		20,000 shares authorized; none issued	Class B Preferred	N/A
Patrick Industries, Inc.	Patrick Transportation, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	Structural Composites, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	Larry Methvin Installations, Inc.	100 shares authorized and issued	Common Stock	100%
Patrick Industries, Inc.	Shower Enclosures America, Inc.	1,000,000 shares authorized; 150,000 shares issued	Common Stock	100%
Patrick Industries, Inc.	All Counties Glass, Inc.	10,000 shares authorized; 1,000 shares issued	Common Stock	100%
Patrick Industries, Inc.	All State Glass, Inc.	1,000,000 shares authorized; 26,490 shares issued	Common Stock	100%
Patrick Industries, Inc.	KLS Doors, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	Highland Lakes Acquisition, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	Arran Isle, Inc.	1,000 shares authorized and issued	Common Stock	100%
Patrick Industries, Inc.	BATHROOM & CLOSET, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	DEHCO, INC.	2,000,000 shares authorized; 854,150 shares	Class A Common Stock	100%

Shareholder	Subsidiary	Number of Shares/Units	Class of Interests	Percentage of Class Owned
		issued		
		500,000 shares authorized; 100,000 shares issued	Class B Non-Voting Common Stock	100%
Patrick Industries, Inc.	DOWCO, Inc.	4,000 shares authorized; 2,375 shares issued	Class A Voting Common Stock	100%
		106,000 shares authorized; 67,246 shares issued	Class B Nonvoting Common Stock	100%
Patrick Industries, Inc.	G.G. Schmitt & Sons, Inc.	100,000 shares authorized; 14,534.5 shares issued	Class A Common Voting Stock	100%
		100,000 shares authorized; 3,633.625 shares issued	Class B Common Limited Voting Stock	100%
Patrick Industries, Inc.	TOPLINE COUNTERS LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	MADRONA STONE, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	Geremarie Corporation	100 shares authorized and issued	Common Stock	100%
Patrick Industries, Inc.	TACO METALS, LLC	N/A	Membership Interests	100%
Patrick Industries, Inc.	SEI Manufacturing, Inc.	1,000 shares authorized; 300 shares issued	Capital Stock	100%
Patrick Industries, Inc.	Inland Plywood Company	10,000 shares authorized; 2,500 shares issued	Common Stock	100%
Patrick Industries, Inc.	Front Range Stone, Inc.	300 shares authorizes; 300 shares issued	Class A Common Stock	100%
Patrick Industries, Inc.	Hyperform, Inc.	1,000,000 shares authorized; 475,000 shares issued	Capital Stock	100%
Patrick Transportation, LLC	Transport Indiana, LLC	N/A	Membership Interests	100%
Patrick Transportation,	Transport Synergy, LLC	100 units	LLC	100%

Shareholder	Subsidiary	Number of Shares/Units	Class of Interests	Percentage of Class Owned
LLC		authorized and issued	Membership Units	
Highland Lakes Acquisition, LLC	Marine Accessories Corporation	1,000 shares authorized and issued	Common Stock	100%
All State Glass, Inc.	Dura Shower Enclosures Co., Ltd. (a China limited liability company)	Subscribed Capital of $240,000	Subscribed Capital	100%
Arran Isle, Inc.	Heywood Williams USA, LLC	56,500 units authorized; 23,304.50 units issued	LLC Membership Units	100%
Arran Isle, Inc.	Sunrise Pipe and Supply Ltd.	10,000 shares authorized; 100 shares issued	Common Stock	100%
DOWCO, Inc.	Shanghai Daoke Trading Co., Ltd.	RMB1,000,000	Registered Capital	100%
Marine Accessories Corporation	Great Lakes Boat Top LLC	N/A	Membership Interests	100%
Marine Accessories Corporation	Marine Accessories Europe Holdco, LLC	N/A	Membership Interests	100%
Marine Accessories Corporation	Anything Boating, LLC	N/A	Membership Interests	100%
Heywood Williams USA, LLC	Bristolpipe, LLC	10,000 units authorized; 1,000 units issued	LLC Membership Units	100%
Heywood Williams USA, LLC	LaSalle Bristol Corporation	1,000 shares authorized and issued	Common Stock	100%
Great Lakes Boat Top LLC	Xtreme Marine Corporation	1,000 shares authorized and issued	Common Stock	100%
Great Lakes Boat Top LLC	Monster Marine Products, Inc.	1,000 shares authorized; 100 shares issued	Common Stock	100%
Marine Accessories Europe Holdco, LLC	Marine Accessories Europe, B.V.	EUR 1.00	Issued Capital	100%
LaSalle Bristol Corporation (as general partner)	LaSalle Bristol, LP	N/A	Partnership Interest	99%
LaSalle Bristol, LLC (as limited partner)		N/A	Partnership Interest	1%
LaSalle Bristol Corporation	LaSalle Bristol, LLC	1,000 units authorized and issued	LLC Membership Units	100%
Larry Methvin Installations, Inc.	Fresno Shower Door, Inc.	10,000 shares authorized and issued	Capital Stock	100%

Schedule 7.8 Environmental Matters None.

Schedule 7.9 ERISA Plans Patrick Industries, Inc. Pension Plan For Hourly Employees Represented by United Auto Workers Local 428, Mishawaka and Elkhart, Indiana. LaSalle Bristol, LP Pension Plan, a qualified pension plan which has been frozen since 2008.

Schedule 8.21 Post-Closing Matters The Borrower shall deliver or otherwise satisfy each of the following obligations, or provide the Administrative Agent each of the items listed below, as applicable, on or before the date indicated below (or such later date as approved by the Administrative Agent in its sole discretion), all to the reasonable satisfaction of Administrative Agent as more specifically described below: 1. No later than thirty (30) days after the Closing Date, the Borrower shall deliver to the Administrative Agent a UCC-3 termination filed with the Colorado Secretary of State filing office, in form reasonably satisfactory to the Administrative Agent, terminating the Bank of America, N.A. UCC-1 financing statement, file number 20182038182. 2. No later than thirty (30) days after the Closing Date, the Borrower shall deliver to the Administrative Agent UCC-3 terminations filed with the Florida Secured Transaction Registry, in form reasonably satisfactory to the Administrative Agent, terminating the SunTrust Bank financing statements, file numbers 201104898827, 200500513552 and 201104937504.

DM_US 178938188-3.002534.0031 Schedule 9.1 Existing Indebtedness Debt Type Description Tenor Dollar amount Notes 1.000% Sr. Unsecured Convertible Notes February 2023 $172,500,000.00

DM_US 178938188-3.002534.0031 Schedule 9.2 Existing Liens 1. UCC filing # 200500513552, filed on 08/24/05 with Florida Secured Transaction Registry, in favor of Truist Bank (f/k/a SunTrust Bank). 2. UCC filing # 201104898827, filed on 07/05/11 with Florida Secured Transaction Registry, in favor of Truist Bank (f/k/a SunTrust Bank). 3. UCC filing # 201104937504, filed on 07/12/11 with Florida Secured Transaction Registry, in favor of Truist Bank (f/k/a SunTrust Bank). 4. UCC filing #20182038182, filed on 04/29/18 with Colorado Secretary of State, in favor of Bank of America, N.A. 5. UCC filing # 20192072810, filed 08/14/19 with Colorado Secretary of State, in favor of C & C North America, Inc.

DM_US 178938188-3.002534.0031 Schedule 9.3 Existing Loans, Advances and Investments None.

DM_US 178938188-3.002534.0031 Schedule 9.7 Transactions with Affiliates None.